                                                                   Exhibit 4(ii)

================================================================================

                                 [JPMorgan LOGO]




                           FIVE-YEAR CREDIT AGREEMENT

                                   dated as of


                                 July 29, 2005,


                                      among


                                PALL CORPORATION


                            The Lenders Party Hereto


                                       and


                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                     J. P. MORGAN EUROPE LIMITED, as London
                                      Agent

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent

                                       and


                                NORTH FORK BANK,

                              UBS LOAN FINANCE LLC,

                                       and

                              WACHOVIA BANK, N.A.,
                           as Co-Documentation Agents

                           ---------------------------

                     J.P. MORGAN SECURITIES INC. and BANC OF
                             AMERICA SECURITIES LLC,
                   as Co-Lead Arrangers and Joint Bookrunners

================================================================================

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----

                                    ARTICLE I

                                   Definitions

   SECTION 1.01.           Defined Terms.................................................................1
   SECTION 1.02.           Classification of Loans and Borrowings.......................................26
   SECTION 1.03.           Terms Generally..............................................................26
   SECTION 1.04.           Accounting Terms; GAAP.......................................................26
   SECTION 1.05.           Currency Translation.........................................................26


                                   ARTICLE II

                                   The Credits

   SECTION 2.01.           Commitments..................................................................27
   SECTION 2.02.           Loans and Borrowings.........................................................27
   SECTION 2.03.           Requests for Revolving Borrowings............................................28
   SECTION 2.04.           Competitive Bid Procedure....................................................29
   SECTION 2.05.           Swingline Loans..............................................................31
   SECTION 2.06.           Letters of Credit............................................................32
   SECTION 2.07.           Funding of Borrowings........................................................37
   SECTION 2.08.           Interest Elections...........................................................38
   SECTION 2.09.           Termination and Reduction of Commitments; Increase of Commitments............39
   SECTION 2.10.           Repayment of Loans; Evidence of Debt.........................................41
   SECTION 2.11.           Prepayment of Loans..........................................................42
   SECTION 2.12.           Fees.........................................................................43
   SECTION 2.13.           Interest.....................................................................44
   SECTION 2.14.           Alternate Rate of Interest...................................................45
   SECTION 2.15.           Increased Costs..............................................................46
   SECTION 2.16.           Break Funding Payments.......................................................47
   SECTION 2.17.           Taxes........................................................................48
   SECTION 2.18.           Payments Generally; Pro Rata Treatment; Sharing of Set-offs..................49
   SECTION 2.19.           Mitigation Obligations; Replacement of Lenders...............................51
   SECTION 2.20.           Additional Reserve Costs.....................................................52
   SECTION 2.21.           Redenomination of Certain Alternative Currencies.............................52

                                   ARTICLE III

                         Representations and Warranties

   SECTION 3.01.           Existence, Qualification and Power; Compliance with Laws.....................53
   SECTION 3.02.           Authorization; No Contravention..............................................53
   SECTION 3.03.           Governmental Authorization; Other Consents...................................54
   SECTION 3.04.           Binding Effect...............................................................54
   SECTION 3.05.           Financial Statements; No Material Adverse Effect.............................54
   SECTION 3.06.           Litigation...................................................................54
   SECTION 3.07.           No Default...................................................................55
   SECTION 3.08.           Ownership of Property; Liens.................................................55
   SECTION 3.09.           Environmental Compliance.....................................................55
   SECTION 3.10.           Insurance....................................................................55
   SECTION 3.11.           Taxes........................................................................55
   SECTION 3.12.           ERISA Compliance.............................................................56
   SECTION 3.13.           Subsidiaries; Equity Interests...............................................56
   SECTION 3.14.           Margin Regulations; Investment Company Act; Public Utility
                           Holding Company Act..........................................................56
   SECTION 3.15.           Disclosure...................................................................57
   SECTION 3.16.           Compliance With Laws.........................................................57
   SECTION 3.17.           Permits and Licenses, Etc....................................................57
   SECTION 3.18.           Labor Disputes and Acts of God...............................................57
   SECTION 3.19.           Specially Designated Nationals or Blocked Persons List.......................57


                                   ARTICLE IV

                                   Conditions

   SECTION 4.01.           Effective Date...............................................................57
   SECTION 4.02.           Each Credit Event............................................................59


                                    ARTICLE V

                              Affirmative Covenants

   SECTION 5.01.           Financial Statements.........................................................59
   SECTION 5.02.           Certificates; Other Information..............................................60
   SECTION 5.03.           Notices......................................................................62
   SECTION 5.04.           Payment of Obligations.......................................................63
   SECTION 5.05.           Preservation of Existence, Etc...............................................63
   SECTION 5.06.           Maintenance of Properties....................................................63
   SECTION 5.07.           Maintenance of Insurance.....................................................64
   SECTION 5.08.           Compliance with Laws.........................................................64
   SECTION 5.09.           Books and Records............................................................64

   SECTION 5.10.           Inspection Rights............................................................64
   SECTION 5.11.           Use of Proceeds..............................................................64
   SECTION 5.12.           Guarantee Requirement........................................................64
   SECTION 5.13.           Environmental Laws...........................................................65
   SECTION 5.14.           Borrower Ratings.............................................................65


                                   ARTICLE VI

                               Negative Covenants

   SECTION 6.01.           Liens........................................................................65
   SECTION 6.02.           Investments..................................................................66
   SECTION 6.03.           Priority Indebtedness........................................................67
   SECTION 6.04.           Fundamental Changes..........................................................67
   SECTION 6.05.           Dispositions.................................................................68
   SECTION 6.06.           Restricted Payments..........................................................68
   SECTION 6.07.           Change in Nature of Business.................................................69
   SECTION 6.08.           Transactions with Affiliates.................................................69
   SECTION 6.09.           Burdensome Agreements........................................................69
   SECTION 6.10.           Use of Proceeds..............................................................69
   SECTION 6.11.           Financial Covenants..........................................................69
   SECTION 6.12.           Hazardous Materials..........................................................69
   SECTION 6.13.           Certain Agreements, Amendment and Waivers....................................70
   SECTION 6.14.           Inactive Domestic Subsidiaries...............................................70


                                   ARTICLE VII

                                Events of Default

   SECTION 7.01.           Events of Default............................................................70
   SECTION 7.02.           Remedies Upon Event of Default...............................................72
   SECTION 7.03.           Application of Funds.........................................................73


                                  ARTICLE VIII

                                   The Agents



                                   ARTICLE IX

                                  Miscellaneous

   SECTION 9.01.           Notices......................................................................76
   SECTION 9.02.           Waivers; Amendments..........................................................76

   SECTION 9.03.           Expenses; Indemnity; Damage Waiver...........................................77
   SECTION 9.04.           Successors and Assigns.......................................................79
   SECTION 9.05.           Survival.....................................................................82
   SECTION 9.06.           Counterparts; Integration; Effectiveness.....................................82
   SECTION 9.07.           Severability.................................................................83
   SECTION 9.08.           Right of Setoff..............................................................83
   SECTION 9.09.           Governing Law; Jurisdiction; Consent to Service of Process...................83
   SECTION 9.10.           WAIVER OF JURY TRIAL.........................................................84
   SECTION 9.11.           Headings.....................................................................84
   SECTION 9.12.           Confidentiality..............................................................84
   SECTION 9.13.           Interest Rate Limitation.....................................................85
   SECTION 9.14.           Conversion of Currencies.....................................................85
   SECTION 9.15.           Releases of Guarantees.......................................................85
   SECTION 9.16.           USA Patriot Act..............................................................85
   SECTION 9.17.           Waiver Under Existing Credit Agreement.......................................85

SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 2.06 -- Existing Letters of Credit
Schedule 3.09 -- Environmental Compliance
Schedule 3.11 -- Tax-Sharing Agreements
Schedule 3.13 -- Subsidiaries and Affiliates
Schedule 6.01 -- Existing Liens
Schedule 6.02 -- Other Investments
Schedule 6.14 -- Inactive Domestic Subsidiaries

EXHIBITS:

Exhibit A -- Form of Assignment and Assumption
Exhibit B -- Form of Borrower's Counsel's Opinion
Exhibit C -- Form of Guaranty Agreement
Exhibit D -- Mandatory Costs Rate
Exhibit E -- Form of Note
Exhibit F -- Form of Compliance Certificate

                  FIVE-YEAR CREDIT AGREEMENT dated as of July 29, 2005, among Pall Corporation, a New York corporation; the LENDERS party hereto; JPMORGAN CHASE BANK, N.A., as Administrative Agent; and J. P. Morgan Europe Limited, as London Agent.

                  The Borrower (such term and the other capitalized terms used and not otherwise defined herein having the meanings assigned to them in Article
I) has requested the Lenders to extend credit to enable them to (a) borrow on a revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date a principal amount not in excess of US$350,000,000 at any time outstanding, (b) obtain Letters of Credit in an aggregate stated amount not in excess of US$50,000,000 at any time outstanding and (c) provide a procedure under which Lenders may bid on an uncommitted basis on short-term borrowings by the Borrower maturing on or prior to the Maturity Date. The proceeds of such borrowings are to be used for the financing of working capital requirements and other general corporate purposes of the Borrower and the Subsidiaries, including the redemption, repurchase or defeasance of the 7.83% Senior Notes, the refinancing of the Existing Credit Agreement and other indebtedness and the financing of Permitted Acquisitions. The Letters of Credit will be used for general corporate purposes of the Borrower and the Subsidiaries. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions herein set forth.

                  Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "6.00% Senior Notes" means the 6.00% senior notes due August 1, 2012 issued by the Borrower pursuant to the Indenture.

                  "7.83% Senior Notes" means the 7.83% senior notes due August 29, 2010 issued by the Borrower.

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Adjusted LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means JPMCB, in its capacity as Administrative Agent for the Lenders hereunder and under the Loan Documents or, as applicable, such

Affiliates thereof as it shall from time to time designate by notice to the Borrower and the Lenders for the purpose of performing its obligations hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agents" means, collectively, the Administrative Agent and the London Agent.

                  "Agreement" means this Credit Agreement, as modified, amended or restated from time to time.

                  "Agreement Currency" has the meaning assigned to such term in
Section 9.14(b).

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Alternative Currency" means (a) Sterling, Euro and Yen and
(b) any other currency that may be requested by the Borrower in a notice to the Administrative Agent, and agreed upon by all the Lenders, that is freely transferable and convertible into US Dollars in the London market and for which LIBO Rates can be determined by reference to the Telerate screen as provided in the definition of "LIBO Rate".

                  "Applicable Agent" means (a) with respect to a Loan or Borrowing denominated in US Dollars or any Letter of Credit, and with respect to any payment hereunder that does not relate to a particular Loan or Borrowing, the Administrative Agent and (b) with respect to a Loan or Borrowing denominated in any Alternative Currency, the London Agent.

                  "Applicable Creditor" has the meaning assigned to such term in
Section 9.14(b).

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day, with respect to any Eurocurrency Revolving Loan or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Facility Fee Rate" or "Eurocurrency Spread", as applicable, based upon (a) the ratings by S&P and Moody's, respectively, applicable on such date to the Index Debt and (b) in the case of the Eurocurrency Spread, the Utilization on such date:


==========================================================================================================
                                           Facility Fee                         Eurocurrency
      Index Debt Ratings:                      Rate                                Spread
----------------------------------------------------------------------------------------------------------
                                                                     Utilization is     Utilization is
                                                                      less than or      greater than
                                                                      equal to 50%           50%
----------------------------------------------------------------------------------------------------------
          Category 1                          0.080%                      0.27%              0.37%
          ----------
        A/A2 or higher
----------------------------------------------------------------------------------------------------------
          Category 2                          0.090%                      0.31%              0.41%
          ----------
             A-/A3
----------------------------------------------------------------------------------------------------------
          Category 3                          0.100%                      0.35%              0.45%
          ----------
           BBB+/Baa1
----------------------------------------------------------------------------------------------------------
          Category 4                          0.125%                      0.45%              0.55%
          ----------
           BBB/Baa2
----------------------------------------------------------------------------------------------------------
          Category 5                          0.150%                      0.55%              0.65%
          ----------
           BBB-/Baa3
----------------------------------------------------------------------------------------------------------
          Category 6                          0.200%                      0.75%              0.85%
          ----------
       BB+/Ba1 or lower
==========================================================================================================

                  For purposes of the foregoing, (i) if either S&P or Moody's shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6;
(ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next above that of the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by S&P and Moody's for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P or Moody's), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Agent and the Lenders pursuant to Section 5.03(e) or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody's shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "Approved Fund" has the meaning assigned to such term in
Section 9.04.

                  "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation or any Sale-Leaseback Transaction that does not result in a Capital Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

                  "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and the Subsidiaries as at July 31, 2004, and the related audited consolidated statements of earnings, shareholders' equity and cash flows of the Borrower and the Subsidiaries for the Fiscal Year then ended, including the notes thereto.

                  "Augmenting Lender" has the meaning set forth in Section 2.09(d)(i).

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means Pall Corporation, a New York corporation.

                  "Borrower Materials" has the meaning set forth in Section
5.02.

                  "Borrowing" means (a) Revolving Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect or (c) a Swingline Loan.

                  "Borrowing Minimum" means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, the smallest amount of such Alternative Currency that is a multiple of 5,000,000 units of such currency that has a US Dollar Equivalent in excess of US$5,000,000.

                  "Borrowing Multiple" means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, 1,000,000 units of such currency.

                  "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that (a) when used in connection with a Eurocurrency Loan denominated in any currency, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits denominated in such currency in the London interbank market, (b) when used in connection with a Loan denominated in Euro, the term "Business Day" shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euro and (c) when used in connection with a Loan denominated in Yen, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in Yen in Tokyo.

                  "Calculation Date" means (a) the last Business Day of each calendar quarter and (b) solely with respect to any Alternative Currency for a requested new Borrowing for which an Exchange Rate was not established on the immediately preceding Calculation Date, the Business Day immediately preceding the date on which such Borrowing is to be made; provided that the Administrative Agent may in addition designate the last day of any other month as a Calculation Date if it reasonably determines that there has been significant volatility in the foreign currency markets.

                  "Capital Lease" means with respect to any Person, as of the date of determination, any lease the obligations of which are required to be capitalized on the balance sheet of such Person in accordance with GAAP applied on a consistent basis. The amount of any Capital Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

                  "Cash Collateralize" has the meaning set forth in Section 2.06(j).

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Change of Control" means an event or series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

                  (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

                  (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities.

                  "Charges" has the meaning set forth in Section 9.13.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Competitive Loans or Swingline Loans.

                  "Closing Date" means the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is US$350,000,000.

                  "Commitment Increase" has the meaning set forth in Section 2.09(d)(i).

                  "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

                  "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

                  "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

                  "Competitive Loan" means a Loan made pursuant to Section 2.04.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit F.

                  "Consolidated EBITDA" means, for any four consecutive fiscal quarter period, for the Borrower and the Subsidiaries on a consolidated basis, an amount equal to the Consolidated Net Income (Net Loss) of the Borrower and the Subsidiaries for such period, plus the sum, without duplication, for such period of (a) Consolidated Interest Charges, (b) depreciation and amortization expenses or charges, (c) income taxes to any government or governmental instrumentality expensed on the Borrower's or the Subsidiaries' books (whether paid or accrued) and (d) non-cash, non-recurring charges or losses, if any, minus the sum, without duplication, for such period of (a) non-cash non-recurring gains, if any, (b) interest income, determined in accordance with GAAP applied on a consistent basis and (c) income tax credits or refunds from any government or governmental instrumentality recorded on the Borrower's or the Subsidiaries' books. All the foregoing categories shall be calculated with respect to the Borrower and the Subsidiaries on a consolidated basis. At any time Consolidated EBITDA is required to be calculated hereunder, the Borrower shall use the amounts set forth in the financial statement or statements delivered to the Administrative Agent covering the last four consecutive fiscal quarters pursuant to the terms hereof.

                  "Consolidated Funded Indebtedness" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business),
(e) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

                  "Consolidated Interest Charges" means, for any four fiscal quarter period, for the Borrower and the Subsidiaries on a consolidated basis, the sum, for such period, of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and the Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and the Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

                  "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness to (b) Consolidated EBITDA.

                  "Consolidated Net Income (Net Loss)" means, for any period, the net income (or net loss) of the Borrower and the Subsidiaries on a consolidated basis for such period determined in accordance with GAAP applied on a consistent basis.

                  "Consolidated Net Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges less interest income earned by the Borrower and the Subsidiaries, in each case for the four fiscal quarter period ending on such date.

                  "Consolidated Net Tangible Assets" means, at any time, Consolidated Tangible Assets minus all current liabilities of the Borrower and the Subsidiaries, all as set forth in the most recent consolidated balance sheet of the Borrower and the Subsidiaries delivered pursuant to Section 5.01 (or, prior to any such delivery, referred to in Section 3.05) as of such date of determination, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Tangible Assets" means, at any time, the aggregate amount of assets (less applicable accumulated depreciation, depletion and amortization and other reserves and other properly deductible items) of the Borrower and the Subsidiaries minus all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangible assets of the Borrower and the Subsidiaries, all as set forth in the most recent consolidated balance sheet of the Borrower and the Subsidiaries delivered pursuant to Section 5.01 (or, prior to any such delivery, referred to in Section 3.05) as of such date of determination, determined on a consolidated basis in accordance with GAAP.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivables or any rights and claims associated therewith.

                  "Domestic Subsidiary" shall mean a Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Eligible Investments" means (a) direct obligations of the United States of America or any governmental agency thereof which are fully guaranteed or insured by the United States of America; provided that such obligations mature within two years from the date of acquisition thereof; (b) US Dollar denominated certificates of time deposit maturing within one year issued by any bank organized and existing under the laws of the United States of America or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; (c) money market mutual funds having assets in excess of $1,000,000,000; (d) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's or S&P, respectively; (e) tax exempt securities of an issuer organized in the United States of America rated A or better by Moody's or S&P;
(f) repurchase agreements entered into with any bank, trust company or financial institution organized under the laws of the United States of America or any state thereof or under the laws of Puerto Rico, having capital and surplus in an aggregate amount not less than $1,000,000,000 and relating to any of the obligations referred to in clause (a) above; (g) short-term investments by any non-Domestic Subsidiary made in the ordinary course of its business and in accordance with the Borrower's guidelines and procedures, provided that the aggregate amount of such investments by the non-Domestic Subsidiaries shall not exceed $50,000,000, at any one time outstanding; or (h) cash.

                  "EMU Legislation" means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

                  "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of

Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA Event" means (a) a "reportable event" (as defined in Section 4043 of ERISA) with respect to a Pension Plan for which notice thereof has not been waived pursuant to the regulations under Section 4043(c) of ERISA as in effect on the date hereof; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under
Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate if such liability, taken together with any other such liabilities then existing, would reasonably be expected to have a Material Adverse Effect.

                  "Euro" or "(euro)" means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

                  "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "Exchange Rate" means on any day, for purposes of determining the US Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into US Dollars at the time of determination on such day on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Applicable Agent and the Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Applicable Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Applicable Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of US Dollars for delivery two Business

Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Applicable Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

                  "Excluded Subsidiary" means any Subsidiary that is (a) an Inactive Domestic Subsidiary, (b) a Foreign Subsidiary or (c) a Securitization Entity.

                  "Excluded Taxes" means, with respect to either Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, the jurisdiction in which its applicable lending office is located, (b) any branch profit taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such recipient is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed by the United States of America on payments by the Borrower to such Foreign Lender from locations in the United States of America on amounts payable at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with
Section 2.17(e), except to the extent that (i) such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a) or (ii) such withholding tax shall have resulted from the making of any payment to a location other than the office designated by the Applicable Agent or such Lender for the receipt of payments of the applicable type from the Borrower.

                  "Existing Credit Agreement" means the Credit Agreement dated as of August 24, 2004, as amended, among the Borrower, the lenders party thereto and JPMCB, as administrative agent.

                  "Existing Letters of Credit" means each letter of credit previously issued for the account of the Borrower pursuant to the Existing Credit Agreement that is (a) outstanding on the Effective Date and (b) listed on
Schedule 2.06, but shall not include any renewal or extension of any Existing Letter of Credit other than an Existing Letter of Credit issued by JPMCB or an Affiliate thereof.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financed Portion" means, at any time, with respect to a Securitization Transaction, the greatest amount of the claims of the parties providing financing (whether through direct purchases of receivables or interests therein or through other financing arrangements), however evidenced, including direct claims on collections of a party providing financing and including debt or equity interests or securities (other than any seller's interests retained by any wholly owned Subsidiary) of a purchasing vehicle, permitted to be outstanding at such time under such Securitization Transaction (assuming the satisfaction of all conditions to issuance) or, if greater, the maximum purchase limit, however denominated, under such Securitization Transaction.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Fiscal Year" means any period of twelve consecutive calendar months ending on July 31st; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2004 Fiscal Year") refer to the Fiscal Year ending on July 31st of such calendar year.

                  "Fixed Rate" means, with respect to any Competitive Loan (other than a Eurocurrency Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

                  "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

                  "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

                  "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

                  "Guaranty Agreement" means the Guaranty Agreement among the Subsidiary Loan Parties and the Administrative Agent, substantially in the form of Exhibit C.

                  "Guarantee Requirement" means, at any time on or after the Effective Date, the requirement that:

                  (i) Administrative Agent shall have received from each Subsidiary Loan Party either (i) a counterpart of the Guaranty Agreement, duly executed and delivered on behalf of such Subsidiary Loan Party, or (ii) in the case of any Person that becomes a Subsidiary Loan Party after the Effective Date, a supplement to the Guaranty Agreement, in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party, and in each case, the Guaranty Agreement and, if applicable, such supplement to the Guaranty Agreement, shall be in full force and effect and enforceable against each such Subsidiary Loan Party; and

                  (ii) each Subsidiary Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of the Guaranty Agreement and the performance of its obligations thereunder.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Inactive Domestic Subsidiary" means a Subsidiary (a) identified as such on Schedule 6.14 hereto or hereafter acquired or formed by the Borrower and designated as an "Inactive Domestic Subsidiary" by written notice to the Administrative Agent and (b) that does not own any assets (other than nominal assets) or conduct any operations, or directly or indirectly own any Equity Interests in any Subsidiary other than other Inactive Domestic Subsidiaries.

                  "Increase Effective Date" has the meaning set forth in Section 2.09(d)(ii).

                  "Increasing Lender" has the meaning set forth in Section 2.09(d)(i).

                  "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Swap Contract; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f) Capital Leases and Synthetic Lease Obligations; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all Guarantees of such Person in respect of any of the foregoing; and (i) all Securitization Transactions. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

                  "Indemnitee" has the meaning set forth in Section 9.03(b).

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Indenture" means the Indenture dated as of August 1, 2002, naming the Borrower as issuer, certain Subsidiaries as guarantors and The Bank of New York as trustee, under which the 6.00% Senior Notes were issued.

                  "Index Debt" means senior, unsecured, Long-Term Indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

                  "Initial Loans" has the meaning set forth in Section 2.09(d)(ii).

                  "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.

                  "Interest Payment Date" means (a) with respect to any ABR Loan (including any Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

                  "Interest Period" means (a) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 14 days or more than 180 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, or assumption of debt of or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

                  "Issuing Bank" means JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in
Section 2.06(i) and, in respect of the Existing Letters of Credit only, the issuers of such Existing Letters of Credit, as set forth in Schedule 2.06. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "JPMCB" means JPMorgan Chase Bank, N.A. and its successors.

                  "Judgment Currency" has the meaning assigned to such term in
Section 9.14(b).

                  "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amounts of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement and each Existing Letter of Credit.

                  "Letter of Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

                  "LIBO Rate" means, with respect to any Eurocurrency Borrowing denominated in any currency for any Interest Period, the rate appearing on the applicable page of the Telerate Service for such currency (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Applicable Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the London interbank market) at approximately 11:00 a.m., London time, on the Quotation Date for such Interest Period, as the rate for deposits in such currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in such currency the US Dollar Equivalent of which is US$5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

                  "Loan Documents" means this Agreement, the Guaranty Agreement and each supplement thereto and each promissory note delivered pursuant to this Agreement, as such documents may be amended, modified, supplemented or restated from time to time.

                  "Loan Parties" means the Borrower and the Subsidiary Loan Parties.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Local Time" means (a) with respect to a Loan or Borrowing denominated in US Dollars or any Letter of Credit, New York City time, and (b) with respect to a Loan or Borrowing made in any other currency, London time.

                  "London Agent" means J. P. Morgan Europe Limited.

                  "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

                  "Mandatory Costs Rate" has the meaning set forth in Exhibit D.

                  "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

                  "Maturity Date" means July 29, 2010, or, if such day is not a Business Day, the next preceding Business Day.

                  "Maximum Rate" has the meaning set forth in Section 9.13.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

                  "Non-Increasing Lender" has the meaning set forth in Section 2.09(d)(i).

                  "Note Purchase Agreement" means the Note Purchase Agreement dated as of July 28, 2000, among the Borrower and the Purchasers identified therein, pursuant to which the Borrower issued the 7.83% Notes.

                  "Obligations" means all advances to, debts, liabilities, obligations, covenants and duties of, and fees, expenses, indemnities and other amounts payable by, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

                  "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "Outstanding Amount" means (i) with respect to Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans and Swingline Loans, as the case may be, occurring on such date; and (ii) with respect to any LC Exposure on any date, the amount of such LC Exposure on such date after giving effect to any Letter of Credit Extension occurring on such date and any other changes in the aggregate amount of the LC Exposure as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

                  "Participant" has the meaning set forth in Section 9.04(c)(i).

                  "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

                  "Permitted Acquisition" means an acquisition (whether pursuant to an acquisition of Equity Interests, assets or otherwise) by the Borrower or any of the Subsidiaries from any Person or Persons of a business that is substantially similar (a) to any line of business conducted by the Borrower and/or the Subsidiaries on the date hereof or (b) to any business substantially related to or incidental to those lines of business conducted by the Borrower and/or the Subsidiaries on the date hereof and in which the following conditions are satisfied: (i) the acquisition shall have been approved by the board of directors or other appropriate governing body of the Person whose business is to be acquired; (ii) immediately before and after giving effect to such acquisition, no Default shall have occurred and be continuing or would result therefrom; (iii) if the acquisition is of Equity Interests of a Person, such Person becomes a Subsidiary; (iv) after giving pro forma effect (in a manner satisfactory to the Administrative Agent) to the consummation of such acquisition and the incurrence of any Indebtedness in connection with such acquisition, the Consolidated Leverage Ratio shall not exceed 2.75 to 1.0; and
(e) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full fiscal quarters immediately preceding such acquisition for which financial statements have been delivered pursuant to the terms hereof (prepared in good faith and in a manner and using a methodology which is consistent with the most recent financial statements delivered pursuant to Section 5.01) giving pro forma effect to the consummation of such acquisition and the incurrence of any Indebtedness in connection with such acquisition and evidencing compliance with the covenants set forth in Section 6.11.

                  "Permitted Lien" has the meaning set forth in Section 6.01.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB, as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Priority Indebtedness" means the sum, without duplication, for the Borrower and the Subsidiaries, of (i) all Indebtedness secured by any Lien on any assets of the Borrower or any Subsidiary and (ii) all Indebtedness referred to in clauses (f) and (i) of the definition of "Indebtedness" and (c) all Sale-Leaseback Transactions.

                  "Public Lender" has the meaning set forth in Section 5.02.

                  "Quotation Date" means (i) with respect to any Eurocurrency Borrowing denominated in any currency other than Sterling for any Interest Period, two Business Days prior to the commencement of such Interest Period and
(ii) with respect to any Eurocurrency Borrowing denominated in Sterling for any Interest Period, the first Business Day of such Interest Period.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Release" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

                  "Required Lenders" means, at any time, Lenders having Revolving Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to
Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Exposures in determining the Required Lenders.

                  "Responsible Officer" means the chief executive officer, president, vice-president-finance, controller, chief financial officer, treasurer, director of treasury operations, secretary or general counsel of a Loan Party or any other person authorized by the Board of Directors of a Loan Party to sign Loan Documents on its behalf. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

                  "Restricted Payment" has the meaning set forth in Section
6.06.

                  "Revolving Exposure" means, with respect to any Lender at any time, the sum at such time, without duplication, of (a) the US Dollar Equivalents of the principal amounts of such Lender's outstanding Revolving Loans, (b) the aggregate amount of such Lender's LC Exposure and (c) the aggregate amount of such Lender's Swingline Exposure.

                  "Revolving Loan" means a Loan made pursuant to Sections 2.01 and 2.03.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "Sale-Leaseback Transaction" means any arrangement whereby the Borrower or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and, as part of such arrangement, rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred. The amount of any Sale-Leaseback Transaction as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

                  "SEC" means the Securities and Exchange Commission.

                  "Securitization Entity" means any wholly owned subsidiary of the Borrower that is engaged solely in the purchase of accounts receivable of the Borrower or any Subsidiary or interests therein and the resale or financing of such accounts receivable or interests, in each case as part of a Securitization Transaction.

                  "Securitization Transaction" means any transfer by the Borrower or any Subsidiary of accounts receivable or interests therein (a) to a trust, partnership, corporation or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests, or (b) directly to one or more investors or other purchasers. The amount of any Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness, fractional undivided interests or other securities referred to in the preceding sentence or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable transferred pursuant to such Securitization Transaction net of any such accounts receivable that have been written off as uncollectible.

                  "Senior Notes" means, collectively, (a) the 7.83% Notes and
(b) the 6.00% Senior Notes.

                  "Solvent" shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable Federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature in each case after giving effect to any right of indemnification and contribution of such Person from or to any Affiliate.

                  "Statutory Reserve Rate" means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Services Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in such currency, expressed in the case of each such requirement as a decimal. Such reserve percentages shall, in the case of US Dollar denominated Loans, include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset, fee or similar requirement. The Statutory Reserve Rate shall in no event include any reserve, liquid asset, fee or similar requirement for which the Lenders are entitled to compensation under Section 2.20.

                  "Sterling" or "(pound)" means the lawful currency of the United Kingdom.
                  "Subordinated Indebtedness" means all Indebtedness which is subordinated in right of payment to the obligations of the Borrower and/or of its Subsidiaries to the Lenders hereunder and under any other Loan Document.

                  "Subsequent Borrowings" has the meaning set forth in Section 2.09(d)(ii).

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any direct or indirect subsidiary of the Borrower.

                  "Subsidiary Loan Party" means any Subsidiary that is not an Excluded Subsidiary.

                  "Swap Contract" means (a) any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any option to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

                  "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

                  "Swingline Loan" means a Loan made pursuant to Section 2.05.

                  "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). The amount of any Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

                  "TARGET" means the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) payment system.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Threshold Amount" means $10,000,000.

                  "Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is or is to be a party, the satisfaction of the Guarantee Requirement, the borrowing of Loans and the issuance of Letters of Credit hereunder.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

                  "Unreimbursed Amount" has the meaning set forth in Section 2.06(e).

                  "US Dollar Equivalent" means, on any date of determination,
(a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any Alternative Currency, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Alternative Currency at the time in effect under the provisions of such Section.

                  "US Dollars" or "US$" means the lawful currency of the United States of America.

                  "Utilization" means, on any date, the aggregate Revolving Exposures on such date expressed as a percentage of the total Commitments.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "Yen" or "(Yen)" means the lawful currency of Japan.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision shall have been amended in accordance herewith.

                  SECTION 1.05. Currency Translation. (a) For purposes of any determination under Section 6.01, 6.02 or 6.03 or under paragraph (e) or (h) of
Section 7.01, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than US Dollars shall be translated into US Dollars at currency exchange rates in effect on the date of such determination; provided that no Default or Event of Default shall arise as a result of any limitation set forth in US Dollars in Section 6.01, 6.02 or 6.03 being exceeded solely as a result of changes in currency exchange rates from those rates applicable at the time or times any transactions were initially consummated in reliance on the exceptions under such Sections. For purposes of any determination under Section 6.05, the amount of each Disposition or other applicable transaction denominated in a currency other than US Dollars shall be translated into US Dollars at the applicable currency exchange rate in effect on the date such Disposition or other transaction is consummated. Such currency exchange rates shall be determined in good faith by the Borrower.

                  (b) The Administrative Agent shall (A) determine the US Dollar Equivalent of any Borrowing denominated in an Alternative Currency as of the date of the commencement of the initial Interest Period therefor and as of the date of the commencement of each subsequent Interest Period therefor, in each case using the Exchange Rate for the applicable currency in relation to US Dollars in effect on the date that is three Business Days prior to the date on which the applicable Interest Period shall commence, and each such amount shall be the US Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this paragraph and (B) notify the Borrower and the Lenders of each calculation of the US Dollar Equivalent of each Borrowing.

                                   ARTICLE II

                                   The Credits

                  SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower, denominated in US Dollars or Alternative Currencies, from time to time during the Availability Period in amounts that will not at any time result in (a) such Lender's Revolving Exposure exceeding its Commitment, (b) the sum of the total Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments or (c) the aggregate amount of the US Dollar Equivalents of all the outstanding Revolving Loans denominated in Alternative Currencies exceeding US$50,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

                  SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Class, Type and currency made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.14, (i) each Revolving Borrowing denominated in US Dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith, (ii) each Revolving Borrowing denominated in a Alternative Currency shall be comprised entirely of Eurocurrency Loans, and (iii) each Competitive Borrowing shall be comprised entirely of Eurocurrency

Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of US$100,000 and not less than US$500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of the US$1,000,000 and not less than US$10,000,000. Each Swingline Loan shall be in an amount that is an integral multiple of US$100,000 and not less than US$100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of five Eurocurrency Revolving Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Applicable Agent of such request by telephone or telecopy (a) in the case of a Eurocurrency Borrowing denominated in US Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Borrowing denominated in an Alternative Currency, not later than 11:00 a.m., London time, four Business Days before the date of the proposed Borrowing, or
(c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and, if made by telephone, shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Borrowing Request in a form approved by the Applicable Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the currency and the aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

                  (iv) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period".

If no currency is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected US Dollars. If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be (A) in the case of a Borrowing denominated in US Dollars, an ABR Borrowing and (B) in the case of a Borrowing denominated in any other currency, a Eurocurrency Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans denominated in US Dollars in an aggregate principal amount that will not result in the sum of the total Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing;

                  (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and
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                                                                              30

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.07.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

                  (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurocurrency Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of US$5,000,000 and an integral multiple of US$1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and
(iii) the Interest Period applicable to each such Loan and the last day thereof.

                  (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

                  (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone or telecopy and, if made by telephone, the Borrower shall confirm by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurocurrency Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the
Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in
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                                                                              31

the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and
(v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of US$5,000,000 and an integral multiple of US$1,000,000; provided further that if a Competitive Loan must be in an amount less than US$5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of US$1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of US$1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

                  (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

                  (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

                  SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans denominated in US Dollars to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding US$10,000,000 or (ii) the sum of the total Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section
2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to a Loan Party for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

                  SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in US Dollars for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. From and after the Effective Date, each Existing Letter of

Credit, as set forth in Schedule 2.06, shall be deemed to be a Letter of Credit for all purposes hereof and shall be deemed to have been issued hereunder on the Effective Date. Any Lender that issued an Existing Letter of Credit shall have the rights of an Issuing Bank as to such Letter of Credit for purposes of this
Section 2.06.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit other than an Existing Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed US$50,000,000 and (ii) the sum of the total Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the total Commitments.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that at the request of the Borrower any Letter of Credit may contain customary "evergreen" provisions pursuant to which such Letter of Credit will, in the absence of a notice given by the Issuing Bank, be automatically renewed (but in no event beyond the date that is five Business Days prior to the Maturity Date) for successive one-year periods.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. On the Effective Date and without any further action by any party hereto, each Issuing Bank that has issued an Existing Letter of Credit shall be deemed to have granted to each Lender, and each Lender shall be deemed to have acquired from such Issuing Bank, a participation in each such Existing Letter of Credit in accordance with the foregoing provisions of this paragraph (d).

                  (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 3:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if the Maturity Date shall not have occurred, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing (if such LC Disbursement is not less than US$1,000,000) or Swingline Loan (if such LC Disbursement is not less than US$500,000) in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof (the "Unreimbursed Amount") and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the Unreimbursed Amount, in the same manner as provided in Section
2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Agents, the Lenders or the Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement (including the right to receive fees under Section 2.12(b)), but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit ("Cash Collateralize") in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders and the Issuing Bank, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to Cash Collateralize shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) of Section
7.01. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

                  SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency (a) in the case of an ABR Borrowing, by 1:00 p.m., New York City time and (b) in all other cases, by 12:00 noon, Local Time, to the account of the Applicable Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Applicable Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the following account: JPMorgan Chase Bank, ABA # 021000021, Account # 3141073233, or such other or additional accounts as shall be designated in a written notice signed by a Financial Officer and delivered to the Applicable Agent; provided that ABR Revolving Loans or Swingline Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

                  (b) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Applicable Agent such Lender's share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable Lender and the Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, the greater of (x)(A) the Federal Funds Effective Rate, in the case of Loans denominated in US Dollars, and (B) the rate reasonably determined by the London Agent to be the cost to it of funding such amount, in the case of Loans denominated in a Alternative Currency, and (y) a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, if denominated in US

Dollars, the interest rate applicable to ABR Loans and (B) if denominated in a Alternative Currency, the interest rate applicable to the subject Loan.

                  SECTION 2.08. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone or by telecopy by the time that a Borrowing Request would be required under Section
2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and, if telephonic, shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower. Notwithstanding any other provision of this Section, the Borrower shall not be permitted to (i) change the currency of any Borrowing or (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d).

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (e) of this Section:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

                  (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall (i) in the case of a Borrowing denominated in US Dollars, be converted to an ABR Borrowing and (ii) in the case of any other Eurocurrency Borrowing, become due and payable on the last day of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated in US Dollars may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Revolving Borrowing denominated in US Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.09. Termination and Reduction of Commitments; Increase of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of the Borrowing Multiple for US Dollar denominated Loans and not less than the Borrowing Minimum for US Dollar denominated Loans and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.


                  (d) (i) The Borrower may, at any time, by written notice to the Administrative Agent, request that the total Commitments be increased (a "Commitment Increase") in integral multiples of US$5,000,000; provided that at no time shall the aggregate amount of Commitment Increases effected pursuant to this paragraph exceed US$100,000,000. Each such notice shall set forth the amount of the requested Commitment Increase and the date on which such adjustment is requested to become effective (which shall be not less than 20 days or more than 45 days after the date of such notice), and shall offer each Lender the opportunity to increase its Commitment by its Applicable Percentage of the proposed increased amount. Each Lender shall, in its sole discretion, by notice to the Borrower and the Administrative Agent given not more than 10 Business Days after the date of the Borrower's notice, either agree to increase its Commitment by all or a portion of the offered amount (each Lender so agreeing being an "Increasing Lender") or decline to increase its Commitment (and any Lender that does not deliver such a notice within such period of 10 Business Days shall be deemed to have declined to increase its Commitment) (each Lender so declining or deemed to have declined being a "Non-Increasing Lender"). In the event that on the 10th Business Day after the Borrower shall have delivered a notice pursuant to the first sentence of this paragraph the Increasing Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the total Commitments requested by the Borrower, the Borrower may arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an "Augmenting Lender"), which may include any Lender, to extend Commitments in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and the Issuing Bank (which approval in each case shall not be unreasonably withheld) and the Borrower and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence the Commitment of such Augmenting Lender and/or its status as a Lender hereunder. Any Commitment Increase may be made in an amount less than the Commitment Increase requested by the Borrower if the Borrower is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.

                  (ii) On the effective date of any Commitment Increase pursuant to this paragraph (d) (the "Increase Effective Date"), (A) the aggregate principal amount of the Revolving Loans outstanding (the "Initial Loans") immediately prior to giving effect to the applicable Commitment Increase on the Increase Effective Date shall be deemed to be repaid, (B) after the effectiveness of the Commitment Increase, the Borrower shall be deemed to have made new Borrowings (the "Subsequent Borrowings") in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (C) each Lender shall pay to the Administrative Agent in same day funds an amount equal to the difference, if positive, between (x) such Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) of the Subsequent Borrowings and (y) such Lender's Applicable Percentage (calculated without giving effect to the Commitment Increase) of the Initial Loans, (D) after the Administrative Agent receives the funds specified in clause (C) above, the Administrative Agent shall pay to each Lender the portion of such funds that is equal to the difference, if positive, between (1) such Lender's Applicable Percentage (calculated without giving effect to the Commitment Increase) of the Initial Loans and (2) such Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) of the amount of the Subsequent Borrowings, (E) each Non-Increasing Lender, each Increasing Lender and each Augmenting Lender shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (each calculated after giving effect to the Commitment Increase) and (F) the Borrower shall pay each Increasing Lender and each Non-Increasing Lender any and all accrued but unpaid interest on the Initial Loans. The deemed payments made pursuant to clause (A) above in respect of each Eurocurrency Loan shall be subject to indemnification by the Borrower pursuant to the provisions of
         Section 2.16 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result.

                  (iii) Commitment Increases and new Commitments created pursuant to this paragraph (d) shall become effective on the date specified in the original notice delivered by the Borrower pursuant to the first sentence of subparagraph (i) above. Nothing in this paragraph
         (d) shall have the effect of increasing or requiring the increase of the Commitment of any Non-Increasing Lender.

                  (iv) Notwithstanding the foregoing, no increase in the Commitments (or in any Commitment of any Lender) or addition of an Augmenting Lender shall become effective under this paragraph (d) unless, on the date of such increase, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer.

                  SECTION 2.10. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Applicable Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing denominated in US Dollars (including any ABR Borrowing) or Competitive Borrowing is made, the Borrower shall repay all outstanding Swingline Loans.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form attached hereto as Exhibit E. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

                  (b) If the sum of the aggregate Revolving Exposures and the aggregate principal amount of the outstanding Competitive Loans shall at any time exceed the aggregate Commitments, then (i) on the last day of any Interest Period for any Eurocurrency Revolving Borrowing and (ii) on any other date in the event any ABR Revolving Borrowing shall be outstanding, the Borrower shall prepay Revolving Loans in an amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day) and (B) the amount of the applicable Borrowings referred to in clause (i) or (ii), as applicable. If, on any date, the sum of the aggregate Revolving Exposures and the aggregate principal amount of the outstanding Competitive Loans shall exceed 105% of the aggregate Commitments, then the Borrower shall, not later than the next Business Day, prepay one or more Borrowings in an aggregate principal amount sufficient to eliminate such excess.

                  (c) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph
(d) of this Section.

                  (d) The Borrower shall notify the Applicable Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) or by telecopy of any prepayment hereunder (i) in the case of a Eurocurrency Borrowing denominated in US Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment,
(ii) in the case of a Borrowing denominated in a Alternative Currency, not later than 11:00 a.m., London time, four Business Days before the date of prepayment,
(iii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section
2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest and other amounts to the extent required by Section 2.13.

                  SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent, in US Dollars, for the account of each Lender, a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date of this Agreement to but excluding the Maturity Date; provided that, if such Lender continues to have any Revolving Exposure after the Maturity Date, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Exposure from and including the Maturity Date to but excluding the date on which such Lender ceases to have any Revolving Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, on any date prior to the Maturity Date on which all the Commitments shall have terminated and on the Maturity Date, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the Maturity Date shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC

Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a one-time fronting fee, of 0.125% of the LC Exposure with respect to the initial amount of any Letter of Credit issued hereunder (other than the Existing Letters of Credit pursuant to third sentence of Section 2.06(a)), as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued or becoming payable in respect of Letters of Credit issued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Agents, for their own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Agents.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate.

                  (b) The Loans comprising each Eurocurrency Borrowing shall bear interest (i) in the case of a Eurocurrency Revolving Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurocurrency Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

                  (c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

                  (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such

Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans and Swingline Loans, upon the termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Swingline Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.

                  (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or, except in the case of Borrowings denominated in Sterling, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

                  (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                  (ii) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurocurrency Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining the Loans (or Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing in such currency shall be ineffective, and unless repaid such Borrowing shall be converted to or continued on the last day of the Interest Period applicable thereto (A) if such Borrowing is denominated in US Dollars, as an ABR Borrowing, or (B) if such Borrowing is denominated in any Alternative Currency, as a Borrowing bearing interest at such rate as Administrative Agent shall determine adequately and fairly reflects the cost to the affected Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period plus the Applicable Rate, (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing in such currency, such Borrowing shall be made (A) if such Borrowing is denominated in US Dollars, as an ABR Borrowing, or (B) if such Borrowing is denominated in any Alternative Currency, as a Borrowing bearing interest at such rate as the Administrative Agent shall determine adequately and fairly reflects the cost to the affected Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period plus the Applicable Rate and (iii) any request by the Borrower for a Eurocurrency Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurocurrency Competitive Borrowings may be made to Lenders that are not affected thereby and (B) if the circumstances giving rise to such notice affect only one Type of Borrowing, then the other Type of Borrowings shall be permitted.

                  SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                  (ii) impose on any Lender or the Issuing Bank or any applicable interbank market any other condition affecting this Agreement or Eurocurrency Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

                  SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan or Fixed Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(d) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event, including, to the extent that any of the foregoing

Loans are denominated in any Alternative Currency, the costs and expenses of such Lender attributable to the premature unwinding of any hedging agreement entered into by such Lender in respect to the foreign currency exposure attributable to such Loan. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Applicable Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify each Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment or, if no such time is expressly required, prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Applicable Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Applicable Agent to the applicable account specified by it for the account of the Lenders or, in any such case, to such other account as the Applicable Agent shall from time to time specify in a notice delivered to the Borrower, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Applicable Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in US Dollars. Any payment required to be made by either Agent hereunder shall be deemed to have been made by the time required if such Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by such Agent to make such payment.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal of the Loans and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or funded participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Applicable Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Applicable Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Applicable Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Agent, at (i) the greater of the

Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of an amount denominated in US Dollars) and (ii) the rate reasonably determined by the London Agent to be the cost to it of funding such amount (in the case of an amount denominated in any Alternative Currency).

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by either Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.19. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if the Borrower is required to pay any additional interest to any Lender pursuant to
Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 2.15, 2.17 or 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) the Borrower is required to pay any additional interest to any Lender pursuant to Section 2.20 or (iv) any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank), which consent, in each case, shall not unreasonably be withheld, (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal, funded participations and accrued interest and fees) or the Borrower (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17 or additional interest required pursuant to Section 2.20, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  SECTION 2.20. Additional Reserve Costs. (a) If and so long as any Lender is required by the Bank of England or any other monetary or other authority of the United Kingdom to make special deposits, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender's Eurocurrency Loans, such Lender may require the Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loan at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Exhibit D hereto.

                  (b) If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Statutory Reserve Rate or the Mandatory Costs Rate) in respect of any of such Lender's Eurocurrency Loans, such Lender may require the Borrower to pay, contemporaneously with each payment of interest on each of such Lender's Eurocurrency Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.

                  (c) Any additional interest owed pursuant to paragraph (a) or
(b) above shall be determined by the relevant Lender, which determination shall be conclusive absent manifest error, and notified to the Borrower (with a copy to the Agents) at least five Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the Borrower by such Lender shall be payable to the London Agent for the account of such Lender on each date on which interest is payable for such Loan.

                  (d) A reference to a Lender in this Section 2.20 includes any domestic or foreign branch or Affiliate of such Lender making a Loan as contemplated by Section 2.02(b).

                  SECTION 2.21. Redenomination of Certain Alternative Currencies. (a) Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

                  (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the London Agent (in consultation with the Borrower) may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

                                  ARTICLE III

                         Representations and Warranties

                  The Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each other Subsidiary (a) is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its properties; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's charter, by-laws or other organizational documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any agreement, instrument or undertaking to which such Person is a party or affecting such Person or the properties of such Person or any of its subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any law, rule or regulation. Each Loan Party and each other Subsidiary is in compliance with all agreements, instruments and undertakings referred to in clause (b)(i), except to the extent that failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.03. Governmental Authorization; Other Consents. No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Borrower or any Subsidiary Loan Party, or with the execution and delivery of other Loan Documents to which it is a party or, with respect to the Borrower, the borrowings and each other extension of credit hereunder, other than registrations, consents and approvals received prior to the date hereof and which are in full force and effect or such registrations, consents and approvals referred to in Section 3.01 hereof.

                  SECTION 3.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document when so executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditors' rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.05. Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the consolidated financial condition of the Borrower and the Subsidiaries as of the date thereof and their consolidated results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and the Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

                  (b) The unaudited consolidated balance sheet of the Borrower and the Subsidiaries as at April 30, 2005, and the related unaudited consolidated statements of earnings and cash flows for the nine-month period ended on that date, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and the Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

                  (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has resulted, or could reasonably be expected to result, in a Material Adverse Effect. The Borrower and each Subsidiary Loan Party is Solvent.

                  SECTION 3.06. Litigation. (a) There are no actions, suits or proceedings (whether or not purportedly on behalf of the Borrower or any Subsidiary) pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary at law or in equity or before or by any Governmental Authority, which involve any of the Transactions or which could reasonably be expected to result in a Material Adverse Effect

                  (b) Neither the Borrower nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.07. No Default. Neither the Borrower nor any Subsidiary is a party to any agreement, indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.08. Ownership of Property; Liens. The Borrower and each Subsidiary has good title to its respective properties and assets, and all such properties and assets are free and clear of all Liens other than Permitted Liens.

                  SECTION 3.09. Environmental Compliance. Except as disclosed in
Schedule 3.09 hereto, the Borrower and each Subsidiary are in compliance with all applicable Environmental Laws and neither the Borrower nor any Subsidiary has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Borrower or any such Subsidiary in any manner which violates any applicable Environmental Law, except to the extent any such noncompliance or violation could not reasonably be expected to result in a Material Adverse Effect. To the best actual knowledge of any officer of the Borrower, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates any applicable Environmental Law, except to the extent any such violation could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. Insurance. The properties of the Borrower and the Subsidiaries are insured with financially sound and reputable insurance companies in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

                  SECTION 3.11. Taxes. The Borrower and the Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) where the failure to file such tax returns or pay such taxes, charges or levies could not reasonably be expected to result in a Material Adverse Effect and (b) taxes, assessments and governmental charges and levies being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP consistently applied have been provided on the books of the Borrower and the Subsidiaries. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, result in a Material Adverse Effect. Except as set forth in Schedule 3.11 hereto, neither any Loan Party nor any Subsidiary is a party to any tax sharing agreement.

                  SECTION 3.12. ERISA Compliance. No material liability under ERISA or the Code (other than for PBGC premiums due but not delinquent), has been imposed, or could reasonably be expected to be imposed, upon the Borrower or any ERISA Affiliate. No ERISA Event has occurred, or could reasonably be expected to occur, that, when taken together with any other ERISA Events that have occurred, could reasonably be expected to result in a material liability to the Borrower or any ERISA Affiliate. No lien imposed under the Code or ERISA on the assets of the Borrower or any of its ERISA Affiliates exists or to the knowledge of the Borrower is likely to arise on account of any Plan. The excess of the present value of all projected benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), as of the date of the most recent financial statements reflecting such amounts, over the fair market value of the assets of such Plan, if any, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.13. Subsidiaries; Equity Interests. Attached hereto as Schedule 3.13 is a correct and complete list of each of the Subsidiaries and Affiliates (other than directors and officers of the Borrower) as of the Closing Date showing as to each (a) Subsidiary, its name, the jurisdiction of its incorporation, its shareholders or other owners of interests in such Subsidiary and the number of outstanding shares or other ownership interests owned by each shareholder or other owner of interests and (b) Affiliate in which the Borrower or any of its Subsidiaries owns an interest, the number of shares or other ownership interests of such Affiliate owned directly or indirectly by the Borrower.

                  SECTION 3.14. Margin Regulations; Investment Company Act; Public Utility Holding Company Act. (a) Neither the Borrower nor any of the Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing and each issuance of a Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and the Subsidiaries on a consolidated basis) subject to any provision of this Agreement under which the sale, pledge or disposition of assets is restricted (within the meaning of Regulation U) will be margin stock.

                  (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of

1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

                  SECTION 3.15. Disclosure. None of this Agreement, any other Loan Document or any other document, certificate or written statement furnished to the Administrative Agent, the Issuing Bank or any Lender by or on behalf of the Borrower or any of the Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

                  SECTION 3.16. Compliance With Laws. The Borrower and each Subsidiary is in compliance with all laws, rules, regulations, orders and decrees which are applicable to the Borrower or such Subsidiary, or to any of their respective properties, the failure to comply with which could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.17. Permits and Licenses, Etc. The Borrower and each Subsidiary has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate its respective business except to the extent the failure to have any such permit, license, certification, authorization or approval could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.18. Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower or any Subsidiary are affected by any accident, loss, theft, destruction, strike, lockout or other labor dispute, embargo, condemnation, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.19. Specially Designated Nationals or Blocked Persons List. None of the Borrower, the Subsidiaries or any Affiliates of the Borrower are named on the United States Department of the Treasury's Specially Designated Nationals or Blocked Persons list.

                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
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                                                                              58

                  (b) The Guarantee Requirement shall be satisfied.

                  (c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Carter Ledyard & Milburn LLP, counsel for the Loan Parties, substantially in the form of Exhibit B. The Borrower hereby requests such counsel to deliver such opinion.

                  (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
         Section 4.02 and paragraphs (b) and (f) of this Section.

                  (f) There shall not have occurred since July 31, 2004, any event, condition or circumstance that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

                  (g) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

                  (h) All outstanding 7.83% Senior Notes shall have been repaid, repurchased or redeemed in full.

                  (i) The Existing Credit Agreement and the commitments thereunder shall have been terminated, the loans and other amounts outstanding or payable thereunder shall have been paid in full and all letters of credit outstanding thereunder shall have expired or been terminated.

                  (j) The Lenders shall have received, to the extent requested, all documentation and other information reasonably requested by the Lenders or the Administration Agent under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on July 28, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

                  (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                   ARTICLE V

                              Affirmative Covenants

                  So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 5.01, 5.02, and 5.03) cause each Subsidiary to:

                  SECTION 5.01. Financial Statements. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Lenders:

                  (a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower or at such earlier time as the SEC may require the Borrower to deliver its Form 10-K (commencing with the Fiscal Year ended July 31, 2005), a consolidated balance sheet of the Borrower and the Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of earnings, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such financial statement audit; provided that the requirements of this paragraph shall be deemed satisfied by delivery within the time period specified above of (i) a copy of the Borrower's Annual Report on Form 10-K for such Fiscal Year (together with the Borrower's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) ("Form 10-K") prepared in accordance with the requirements therefor and filed with the SEC, or (ii) a notice setting forth a written reference to a website that contains such Form 10-K (together with the Borrower's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act); and

                  (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of the Borrower or at such earlier time as the SEC may require the Borrower to deliver its Form 10-Q (commencing with the fiscal quarter ended October 31, 2005), (i) a consolidated balance sheet of the Borrower and the Subsidiaries as at the end of such quarter, and (ii) consolidated statements of earnings of the Borrower and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such quarter, and a statement of cash flows for the portion of the Fiscal Year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, and certified by a Responsible Officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries being reported on and their results of operations and cash flows, subject to the changes resulting from year-end adjustments; provided that the requirements of this paragraph shall be deemed satisfied by delivery within the time period specified above of (i) a copy of the Borrower's Quarterly Report on Form 10-Q ("Form 10-Q") prepared in compliance with the requirements therefor and filed with the SEC, or (ii) a notice setting forth a written reference to a website that contains such Form 10-Q.

As to any information contained in materials furnished pursuant to Section 5.02(c), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

                  SECTION 5.02. Certificates; Other Information. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

                  (a) concurrently with the delivery of the financial statements referred to in Section 5.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;

                  (b) concurrently with the delivery of the financial statements referred to in Section 5.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

                  (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

                  (d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 5.01 or any other clause of this Section;

                  (e) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC or the U.S. Department of Justice concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and

                  (f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

                  Documents required to be delivered pursuant to Section 5.01(a) or (b) or paragraph (c) of this Section (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at www.pall.com; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 5.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.

                  The Borrower hereby acknowledges that (a) the Administrative Agent may make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Issuing Bank and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws;
(y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor"; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor".

                  SECTION 5.03. Notices. Promptly notify the Administrative
Agent:

                  (a) of the occurrence of any Default or Event of Default which shall have occurred or the occurrence or existence of any event or circumstance that in the reasonable judgment of the Borrower is likely to become a Default or Event of Default;

                  (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, any agreement, instrument or other undertaking to which the Borrower or any Subsidiary is a party or by which any of the Borrower or the Subsidiaries or any of their respective properties are bound; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

                  (c) of the occurrence of any ERISA Event;

                  (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary not mandated by GAAP; and

                  (e) of any announcement by Moody's or S&P of any change in a rating by S&P or Moody's of the Index Debt.

                  Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to paragraph (a) of this Section shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

                  SECTION 5.04. Payment of Obligations. (a) Pay all material indebtedness and obligations, now existing or hereafter arising, as and when due and payable except where (i) the validity or amount thereof is being contested in good faith and by appropriate proceedings, which proceedings shall include good faith negotiations, and (ii) the Borrower or any Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and
(iii) the failure to make such payment pending such contest could not reasonably be expected to result in a Material Adverse Effect, and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, as and when due and payable, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof or except where the failure to make such payment could not reasonably be expected to result in a Material Adverse Effect; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Borrower or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves determined in accordance with GAAP with respect to any such tax, assessment, charge, levy or claim so contested; provided further that, subject to the foregoing proviso, the Borrower and each Subsidiary will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

                  SECTION 5.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization except in a transaction permitted by Section 6.04 or 6.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises (other than as expressly permitted herein) necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.06. Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs and improvements thereto and renewals and replacements thereof so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times in the manner and custom of similar businesses; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

                  SECTION 5.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies that are not Affiliates of the Borrower, or through self insurance, if adequate reserves are maintained with respect thereto, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types (including hazard, business interruption, public liability and product liability) and in such amounts (including deductibles and co-insurance, if adequate reserves are maintained with respect thereto) as are customarily carried under similar circumstances by such other Persons.

                  SECTION 5.08. Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach of which could reasonably be expected to result in a Material Adverse Effect, including, without limitation, the rules and regulations of the Board.

                  SECTION 5.09. Books and Records. Maintain adequate records and proper books of record and account in which full, true and correct entries will be made in a manner to enable the preparation of financial statements in accordance with GAAP, and which shall reflect all financial transactions of the Borrower and each Subsidiary and matters involving the assets and business of the Borrower and each Subsidiary.

                  SECTION 5.10. Inspection Rights. At any time during normal business hours, upon reasonable advance notice and subject to compliance by the Administrative Agent with the Borrower's normal confidentiality requirements, permit the Administrative Agent or any agents or representatives thereof to examine and make copies of and abstracts from the books and records of such information which the Administrative Agent or such Lender reasonably deems necessary or desirable (including the financial records of the Borrower and the Subsidiaries) and to visit the properties of the Borrower or any of the Subsidiaries and to discuss the affairs, finances and accounts of the Borrower or any of the Subsidiaries with any of their respective executive officers or, in the presence of a Responsible Officer or a person designated in writing by a Responsible Officer, the Borrower's independent accountants.

                  SECTION 5.11. Use of Proceeds. Use the proceeds of the Loans and the Letters of Credit for the purposes set forth in the recitals hereto, and not in contravention of any law or of any Loan Document.

                  SECTION 5.12. Guarantee Requirement. Notify the Administrative Agent at the time that any Person becomes a Domestic Subsidiary, and promptly thereafter (and in any event within 30 days), (a) cause the Guarantee
Requirement to be satisfied with respect to such Person and (b) deliver to the Administrative Agent documents comparable to those referred to in Section
4.01(c) and (d) with respect to such Person and the Loan Documents to which it shall be a party.
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                                                                              65

                  SECTION 5.13. Environmental Laws. Comply in all material respects with the requirements of all applicable Environmental Laws, provide to the Lenders all documentation in connection with such compliance that the Lenders may reasonably request, and defend, indemnify, and hold harmless the Administrative Agent and each Lender and their respective employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, or release of any Hazardous Materials on any property at any time owned or occupied by the Borrower or any Subsidiary;
(b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of applicable Environmental Laws, including reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

                  SECTION 5.14. Borrower Ratings. Arrange for an annual reassessment and review of the ratings by S&P and Moody's of the Index Debt and maintain ratings by S&P and Moody's of the Index Debt at all times.

                                   ARTICLE VI

                               Negative Covenants

                  So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

                  SECTION 6.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (collectively, "Permitted Liens"):

                  (a) Liens created under any Loan Document;

                  (b) Liens existing on the date hereof and listed on Schedule 6.01;

                  (c) Liens for taxes, assessments or other governmental charges
         (i) not yet due or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

                  (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not yet due and payable or the payment of which is not at the time required;

                  (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

                  (f) deposits to secure (or obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Synthetic Lease Obligations), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                  (g) leases or subleases granted to others, easements, rights-of-way, restrictions (including zoning restrictions) and other similar encumbrances affecting real property which, in the aggregate could not result in a Material Adverse Effect;

                  (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.01(h) or securing appeal or other surety bonds related to such judgments, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any stay;

                  (i) Liens securing leases (other than Synthetic Lease Obligations); and

                  (j) Liens not expressly permitted by clauses (a) through (i) above securing or deemed to exist in connection with Priority Indebtedness permitted under Section 6.03; provided that such Liens shall not secure any other obligations (other than interest, fee, expense reimbursement, indemnity and similar obligations associated with such permitted Priority Indebtedness).

                  SECTION 6.02. Investments. Make any Investments, except:

                  (a) Investments held by the Borrower or any Subsidiary in the form of Eligible Investments;

                  (b) Investments of the Borrower in any Subsidiary and Investments of any Subsidiary in the Borrower or in another Subsidiary;

                  (c) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

                  (d) Investments constituting Permitted Acquisitions;

                  (e) Investments (including by the purchase of Equity Interests) (other than Investments listed on Schedule 6.02 hereto, such Investments being permitted by clause (g) below) by the Borrower in any Person which is not a Subsidiary; provided that such entities are engaged in a business which is related to the business of the Borrower, and provided further that the aggregate amount of all

         Investments made pursuant to this paragraph, calculated at the time of the incurrence of each such Investment, is in an amount not in excess of 10% of the Consolidated Tangible Assets of the Borrower and the Subsidiaries;

                  (f) Investments in the Borrower's benefits protection trust, established for the purpose of satisfying certain supplemental retirement benefit obligations for eligible executives in the event of a change of control of the Borrower, consistent with past practices; and

                  (g) Investments not otherwise specified in clauses (a) through
         (f) hereof that are described on Schedule 6.02 hereto.

                  SECTION 6.03. Priority Indebtedness. Permit the aggregate Priority Indebtedness of the Borrower and the Subsidiaries at any time to exceed 15% of Consolidated Net Tangible Assets as of the most recent fiscal quarter end of the Borrower.

                  SECTION 6.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof) whether in one transaction or a series of transactions, except that, so long as no Default exists or would result therefrom:

                  (a) any Domestic Subsidiary may merge with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Domestic Subsidiaries; provided that when any Subsidiary Loan Party is merging with another Domestic Subsidiary, the Subsidiary Loan Party shall be the continuing or surviving Person;

                  (b) any non-Domestic Subsidiary may merge with any one or more other non-Domestic Subsidiaries;

                  (c) any Subsidiary may Dispose of all or substantially all its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Subsidiary Loan Party, then the transferee must either be the Borrower or a Subsidiary Loan Party that is party to the Guaranty Agreement;

                  (d) the Borrower and any Subsidiary may make Investments permitted under Section 6.02 and Permitted Acquisitions; and

                  (e) the Borrower may merge with and into a Domestic
         Subsidiary; provided that (i) the Borrower shall notify the Administrative Agent not less than thirty days prior to such event and
         (ii) the surviving entity shall, if applicable, assume the obligations of the merged entity pursuant to this Agreement or any of
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                                                                              68

         the other Loan Documents and shall execute such documents and agreements as may be reasonably required by the Administrative Agent.

                  SECTION 6.05. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

                  (a) Dispositions of properties or assets no longer used or useful in the conduct of their respective businesses;

                  (b) Dispositions of inventory in the ordinary course of business;

                  (c) Dispositions of property by the Borrower or any Subsidiary to the Borrower or to a Subsidiary; provided that if the transferor of such property is a Loan Party, the transferee thereof must be a Loan Party that, if not the Borrower, is party to the Guaranty Agreement;

                  (d) Dispositions of all or substantially all the assets of the Borrower or a Subsidiary permitted by Section 6.04;

                  (e) Dispositions of notes, accounts receivable or other obligations owing to the Borrower or any Subsidiary of the Borrower, with or without recourse, including for collections in the ordinary course of business;

                  (f) the making of Investments permitted by Section 6.02 and the making of Restricted Payments permitted by Section 6.06; and

                  (g) Dispositions by the Borrower and the Subsidiaries not otherwise permitted under this Section; provided that (i) at the time of each such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) in any Fiscal Year shall not exceed the amount expressed in dollars which is equal to 15% of the aggregate book value of the assets of the Borrower and the Subsidiaries on a consolidated basis calculated at the time such Disposition is made;

provided, however, that any Disposition pursuant to clauses (a) through (f) shall be for fair market value.

                  SECTION 6.06. Restricted Payments. If a Default shall have occurred and is continuing, declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any shares or any class of stock of the Borrower whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of the Borrower or in any combination thereof (each of the foregoing being a "Restricted Payment").
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                                                                              69

                  SECTION 6.07. Change in Nature of Business. Engage in any material line of business which is substantially different (i) from those lines of business conducted by the Borrower and the Subsidiaries on the date hereof and (ii) from any business substantially related or incidental to those lines of business conducted by the Borrower and the Subsidiaries on the date hereof.

                  SECTION 6.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or any of the Subsidiaries' business and on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply (i) to transactions between or among the Borrower and any Subsidiary Loan Party that is party to the Guaranty Agreement or between and among any Subsidiary Loan Parties that are party to the Guaranty Agreement, (ii) Investments in Subsidiaries permitted under Section 6.02 and
(iii) the tax sharing agreements set forth on Schedule 3.11 hereto.

                  SECTION 6.09. Burdensome Agreements. Enter into any agreement, instrument or undertaking (other than this Agreement or any other Loan Document) that limits the ability (a) of any Subsidiary to make Restricted Payments to the Borrower or any Subsidiary Loan Party or to otherwise transfer property to the Borrower or any Subsidiary Loan Party, (b) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (c) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (c) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted hereunder solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness.

                  SECTION 6.10. Use of Proceeds. Use the proceeds of any Loan or any Letter of Credit, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

                  SECTION 6.11. Financial Covenants. (a) Permit the Consolidated Net Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 5.0 to 1.0.

                  (b) Permit the Consolidated Leverage Ratio at any time to be greater than 3.0 to 1.0.

                  SECTION 6.12. Hazardous Materials. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable Federal, state and local laws or regulations, or cause or permit, as a result of any intentional or negligent act or omission on the part of the
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                                                                              70

Borrower or any of its Subsidiaries, a release of Hazardous Materials onto such property or asset or onto any other property, except in compliance with such laws and regulations.

                  SECTION 6.13. Certain Agreements, Amendment and Waivers. Enter into, amend or waive any provision of any agreement, instrument or undertaking evidencing or related to Indebtedness of the Loan Party, if such agreement, instrument or undertaking (after giving effect to any such amendment or waiver, as applicable) would contain any financial covenant that would be more restrictive than any financial covenant contained in this Agreement.

                  SECTION 6.14. Inactive Domestic Subsidiaries. No more than $1,000,000 of assets will be held by Inactive Domestic Subsidiaries in the aggregate.

                                  ARTICLE VII

                                Events of Default

                  SECTION 7.01. Events of Default. Any of the following shall constitute an "Event of Default":

                  (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any LC Disbursement, or (ii) within five days after the same becomes due, any interest on any Loan or on any LC Disbursement, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

                  (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 5.01, 5.02, 5.03, 5.05, 5.10, 5.11 or 5.12 or Article VI; or

                  (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for 30 days; or

                  (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

                  (e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an early termination date (however defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the defaulting party (however defined in such Swap Contract) or (B) any termination event (however defined in such Swap Contract) under such Swap Contract as to which the Borrower or any Subsidiary is an affected party (however defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

                  (f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

                  (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or
         (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

                  (h) Judgments. There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that result, or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

                  (i) ERISA. (i) An ERISA Event occurs with respect to a Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

                  (j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

                  (k) Change of Control. There occurs any Change of Control.

                  SECTION 7.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing unremedied, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

                  (a) declare the commitment of each Lender to make Loans and any obligation of the Issuing Bank to make Letter of Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

                  (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

                  (c) require that the Borrower Cash Collateralize the LC Exposure (in an amount equal to the then Outstanding Amount thereof); and

                  (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the Issuing Bank to make

Letter of Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the LC Exposure as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

                  SECTION 7.03. Application of Funds. After an Event of Default, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

                  First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article VIII) payable to the Administrative Agent in its capacity as such;

                  Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the Issuing Bank (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Bank (including fees and time charges for attorneys who may be employees of any Lender or the Issuing Bank) and other amounts payable under Article II), ratably among them in proportion to the amounts described in this clause Second payable to them;

                  Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, LC Disbursements and other Obligations, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Third payable to them;

                  Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and LC Disbursements, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Fourth held by them;

                  Fifth, to the Administrative Agent for the account of the Issuing Bank, to Cash Collateralize that portion of LC Exposure comprised of the aggregate undrawn amount of Letters of Credit; and

                  Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

Subject to Section 2.06(j), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                  ARTICLE VIII

                                   The Agents

                  Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Agents as its agents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

                  The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agents are required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by them or any of their Affiliates in any capacity. The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of their own gross negligence or wilful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

                  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through its respective Related Parties. The exculpatory provisions of the preceding paragraphs and the provisions of Section 9.03 shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

                  Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, each Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders (in the case of a resignation by the Administrative Agent) or the Administrative Agent (in the case of a resignation by the London Agent) shall have the right, in consultation with the Borrower, to appoint a successor. If no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

                  The parties agree that none of the Co-Lead Arrangers and Joint Bookrunners or the Syndication Agent referred to on the cover page shall have any powers, duties or responsibilities under this Agreement or any other Loan Document,
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                                                                              76

except in its capacity, as applicable, as an Agent, a Lender, the Issuing Bank or the Swingline Lender hereunder.

                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (i) if to the Borrower, to it at Pall Corporation, 2200 Northern Blvd., East Hills, NY 11548, Attention of Legal Department (Telecopy No. (516) 484-3529);

                   if to the Administrative Agent, the Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Maria Giannavola (Telecopy No. (713) 750-2358), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, NY 10017, Attention of Louise Duchi (Telecopy No. (631) 755-5184);

                  (ii) if to the London Agent, to J. P. Morgan Europe Limited, 125 London Wall, London EC2Y 5AJ, Attention of Agency Department (Telecopy No. 44-207-777-2360), with a copy to the Administrative Agent as provided under clause (ii) above; and

                  (iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

                  (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Each Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. Waivers; Amendments. (a) No failure or delay by either Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or
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                                                                              77

partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether either Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) None of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is a party thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender or (vi) release all or substantially all the Subsidiary Loan Parties from their obligations under the Guaranty Agreement (except as expressly provided in Section 9.15), or limit their liability in respect of such obligations, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of either Agent, the Issuing Bank or the Swingline Lender without the prior written consent of such Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

                  SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any
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                                                                              78

amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agents, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) The Borrower shall indemnify the Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the syndication of the credit facilities provided for herein, the preparation, execution, delivery or administration of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any Affiliate thereof; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to either Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures and unused Commitments at the time (or, if there shall be no Revolving Exposures or unused Commitments, based upon its share of the unused Commitments most recently in effect at the time).

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or any Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

                  SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that
(i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of each Lender (and any attempted assignment or transfer by a Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                  (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

                  (B) the Administrative Agent; and

                  (C) the Issuing Bank.

                  (ii) Assignments shall be subject to the following additional conditions:

                           (A) except in the case of an assignment to a Lender
                  or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment or Competitive Loans, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Borrower and the Administrative Agent otherwise consents; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

                           (B) each partial assignment shall be made as an
                  assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement; provided that this clause shall not apply to rights in respect of outstanding Competitive Loans;

                           (C) the parties to each assignment shall execute and
                  deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500; and

                           (D) the assignee, if it shall not be a Lender, shall
                  deliver to the Administrative Agent an Administrative Questionnaire.

                  For the purposes of this Section 9.04(b), the term "Approved Fund" has the following meaning:

                  "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall record the information contained in such Assignment and Assumption in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i) Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a

Lender; provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents or the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the

Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of such Loan Document; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to and shall not limit other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that either Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto or thereto to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. Confidentiality. Each of the Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to either Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to either Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 9.14. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section 9.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                  SECTION 9.15. Releases of Guarantees. (a) In the event of a disposition of all the Equity Interests in a Subsidiary Loan Party to a Person other than the Borrower or an Affiliate of the Borrower in a transaction not prohibited by any covenant contained in this Agreement, the Administrative Agent is hereby directed and authorized to take such action and to execute such documents as the Borrower may reasonably request, at the Borrower's sole expense, to evidence or effect the release of the Guarantee by such Subsidiary Loan Party under the Guaranty Agreement.

                  (b) Without limiting the provisions of Section 9.05, the Borrower shall reimburse the Administrative Agent for all costs and expenses, including attorney's fees and disbursements, incurred by it in connection with any action contemplated by this Section 9.15.

                  SECTION 9.16. USA Patriot Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each of the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Loan Parties, which information includes the name and address of such Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Parties in accordance with the Patriot Act.

                  SECTION 9.17. Waiver Under Existing Credit Agreement. Each of the Lenders party hereto that is a "Lender" under the Existing Credit Agreement hereby waives advance notice of the termination of the commitments and prepayment of the loans under the Existing Credit Agreement; provided that notice thereof is provided on the Effective Date.

                  [The remainder of this page has been left blank intentionally.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        PALL CORPORATION,

                                           by
                                              ------------------------
                                              Name:
                                              Title:

                                        JPMORGAN CHASE BANK, N.A.,
                                        as Lender, Swingline Lender and Issuing
                                        Bank and as Administrative Agent,

                                           by
                                              ------------------------
                                              Name:
                                              Title:

                                        J. P. MORGAN EUROPE LIMITED,
                                        as London Agent,

                                           by
                                              ------------------------
                                              Name:
                                              Title:

                                        SIGNATURE PAGE TO CREDIT AGREEMENT,
                                        AMONG PALL CORPORATION, THE
                                        LENDERS PARTY THERETO, JPMORGAN
                                        CHASE BANK, N.A., AS ADMINISTRATIVE
                                        AGENT AND J. P. MORGAN EUROPE
                                        LIMITED, AS LONDON AGENT






                                        Name of Institution:



                                        ----------------------------------------

                                             by
                                                 ------------------------
                                                 Name:
                                                 Title:

                                                                   SCHEDULE 2.01

                                   COMMITMENTS


Lender                                                             Commitment
------                                                             ----------
JPMorgan Chase Bank, N.A...................................     $ 37,000,000.00
Bank of America, N.A.......................................       37,000,000.00
North Fork Bank............................................       32,000,000.00
UBS Loan Finance LLC.......................................       32,000,000.00
Wachovia Bank, N.A.........................................       32,000,000.00
Sumitomo Mitsui Banking Corporation........................       25,000,000.00
UFJ Bank Limited...........................................       25,000,000.00
KBC Bank...................................................       25,000,000.00
The Norinchukin Bank.......................................       25,000,000.00
Banca Nazionale del Lavoro SpA, New York Branch............       20,000,000.00
Comerica Bank..............................................       20,000,000.00
HSBC Bank USA, National Association........................       20,000,000.00
The Bank of New York.......................................       20,000,000.00
                                                                  -------------
TOTAL                                                           $350,000,000.00
                                                                ===============

                                                                   SCHEDULE 3.06

                           EXISTING LETTERS OF CREDIT

                                                                   SCHEDULE 3.09

                            ENVIRONMENTAL COMPLIANCE

                                                                   SCHEDULE 3.11

                             TAX-SHARING AGREEMENTS

                                                                   SCHEDULE 3.13

                           SUBSIDIARIES AND AFFILIATES

                                                                   SCHEDULE 6.01

                                 EXISTING LIENS

                                                                   SCHEDULE 6.02

                                OTHER INVESTMENTS

                                                                   SCHEDULE 6.14

                         INACTIVE DOMESTIC SUBSIDIARIES

                                                                       Exhibit A

                        FORM OF ASSIGNMENT AND ASSUMPTION

                                    [FORM OF]

                            ASSIGNMENT AND ASSUMPTION

                  Reference is made to the Five Year Credit Agreement dated as of July 29, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Pall Corporation, the Lenders named therein, JPMorgan Chase Bank, N.A., as Administrative Agent and J. P. Morgan Europe Limited, as London Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

                  The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interests") in the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the interests set forth below in the Commitments of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (a) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interests, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (b) the Assignor shall, to the extent of the Assigned Interests, relinquish its rights and be released from its obligations under the Credit Agreement.

                  This Assignment and Assumption is being delivered to the Administrative Agent together with (a) to the extent required, any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (b) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

                  This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

---------------------------------------- --------------------------------------------------------------------
Legal Name of Assignor:
---------------------------------------- --------------------------------------------------------------------
Legal Name of Assignee:
---------------------------------------- --------------------------------------------------------------------
Assignee's Address for Notices:
---------------------------------------- --------------------------------------------------------------------
Effective Date of Assignment
("Assignment Date"):
---------------------------------------- --------------------------------------------------------------------
               Facility                      Principal Amount Assigned           Percentage Assigned of
                                                                                Facility/Commitment (set
                                                                             forth, to at least 8 decimals,
                                                                                 as a percentage of the
                                                                               Facility and the aggregate
                                                                               Commitments of all Lenders
                                                                                       thereunder)
---------------------------------------- ----------------------------------- --------------------------------
REVOLVING COMMITMENT ASSIGNED:
---------------------------------------- ----------------------------------- --------------------------------
REVOLVING LOAN ASSIGNED:
---------------------------------------- ----------------------------------- --------------------------------

This Assignment and Assumption may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.


The terms set forth above are hereby agreed to:


                                    [o], as Assignor

                                         by

                                               ---------------------------------
                                               Name:
                                               Title:

The undersigned hereby consent to the within assignment(1):



              PALL CORPORATION,                         JPMorgan Chase Bank, N.A., as
                                                        Administrative Agent,
                   by                                        by

                          ---------------------                    ---------------------
                          Name:                                    Name:
                          Title:                                   Title:


---------------------------
      (1) Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.




                                       A-1
                        Form of Assignment and Assumption

                                    Name of Institution:

                                    [o], as Assignee

                                         by

                                               ---------------------------------
                                               Name:
                                               Title:


                                         by

                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT C


                      FORM OF BORROWER'S COUNSEL'S OPINION











                                                              July 27, 2005


JPMorgan Chase Bank, N.A.
   as Administrative Agent and a Lender
   under the Credit Agreement Identified Below, and
Each of the Other Lenders Party to the Credit Agreement Identified Below

c/o JPMorgan Chase Bank, N.A.
Loan and Agency Services
1111 Fannin, 10th Floor
Houston, Texas  77002
Attention:  Maria Giannavola

                           Re: Pall Corporation
                               Revolving Credit Facility

Ladies and Gentlemen:

         We have acted as counsel to (1) Pall Corporation, a New York corporation (the "Company"), (2) the "Group I Guarantors," consisting collectively of Pall Aeropower Corporation, a Delaware corporation, Medsep Corporation, a Delaware corporation, Pall International Corporation, a Delaware corporation, Pall-PASS, US Inc., a Delaware corporation, Pall Puerto Rico, Inc., a Delaware corporation, Pall Biomedical, Inc., a Delaware corporation, Pall Filtration and Separations Group Inc., a Delaware corporation, Memtec Finance, Inc., a Delaware corporation, Pall Acquisition LLC, a Delaware limited liability company, and Pall Industrial Membranes, LLC, a Delaware limited liability company, and (3) the "Group II Guarantors," consisting collectively of Russell Associates Inc., a Maryland corporation, and Gelman Sciences, Inc., a Michigan corporation, in connection with the Five-Year Credit Agreement dated as of the date of this opinion among the Company, the Lenders Party to the said Agreement, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent (the "Agreement"). Each of the Group I Guarantors and the Group II Guarantors is herein sometimes referred to as a "Guarantor," and the Group I Guarantors and the Group II Guarantors are herein collectively sometimes referred to as the "Guarantors." Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement. This opinion is being delivered to you pursuant to Section 4.01(c) of the Agreement.

         As a basis for the opinions expressed herein, we have examined:

         (a) a counterpart of the Agreement executed by the Company;

         (b) a Note executed by the Company in favor of each Lender which has requested a Note; and

         (c) a counterpart of the Guaranty Agreement executed by each Subsidiary Loan Party.

The documents listed in items (a) through (c) above are hereinafter referred to collectively as the "Loan Documents."

         We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, the authenticity of the originals of such copies, and the legal capacity of natural persons. We have also examined originals, or copies certified to our satisfaction, of such corporate records, certificates of public officials, certificates of corporate officers of the Company and each Subsidiary Loan Party, and such other instruments and documents as we have deemed necessary as a basis for the opinions hereinafter set forth. As to questions of fact, we have, to the extent that such facts were not independently established by us, relied upon such certificates.

         This opinion relates only to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law and Limited Liability Company Act of the State of Delaware. We express no opinion as to the laws of any other jurisdiction. In particular, we express no opinion, and no opinion should be implied, as to the organization or good standing of the Group II Guarantors or the authority (corporate or otherwise) of the Group II Guarantors to authorize, execute and deliver the Guaranty Agreement or perform its obligations thereunder.

         This opinion speaks only as of the date above written, and we hereby expressly disclaim any duty to update any part of this opinion.

         Based upon and subject to the foregoing, we are of the opinion that

         1. Each of the Company and the Group I Guarantors (a) is a corporation or, in the case of each of Pall Acquisition LLC and Pall Industrial Membranes, LLC, a limited liability company, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or limited liability company power and authority, and all requisite United States federal and New York State governmental licenses, authorizations, consents and approvals, to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder, and
(c) has all requisite corporate or limited liability company power and authority to conduct its business substantially as currently conducted by it.

         2. The execution, delivery and performance by each of the Company and the Group I Guarantors of each Loan Document to which it is a party have been duly authorized by all necessary corporate action or limited liability company action, as applicable, on the part of the Company and the Group I Guarantors, and do not and will not

         (a) contravene the terms of any organizational documents of the Company or any Group I Guarantor,

         (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under, (i) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument listed in Exhibit I to this opinion, or (ii), to the best of our knowledge, any order, injunction, writ or decree of any United States federal or New York State Governmental Authority or arbitral forum to which the Company or any Group I Guarantor or its property is expressly subject, or

         (c) violate any law, rule or regulation of the United States of America, the State of New York, or the General Corporation Law or the Limited Liability Company Act of the State of Delaware.

Management of the Company has advised us that the documents listed in Exhibit I, other than the documents listed in paragraphs 4 and 5 thereof, are those (a) which the Company, on the date of this opinion, is required to file as exhibits to its periodic reports pursuant to Section 13 of the Securities Exchange Act of 1934, and (b) which are described in Item 601(b)(2) of Regulation S-K of the Securities and Exchange Commission (plan of acquisition, reorganization, arrangement, liquidation or succession), Item 601(b)(4)(ii) of Regulation S-K (instruments defining the rights of holders of long-term debt of the Company and its consolidated subsidiaries) or Item 601(b)(10) of Regulation S-K (material contracts).

         3. No registration with or consent or approval of, or other action by, any United States federal or New York State Governmental Authority, or to the extent required under the General Corporation Law and Limited Liability Company Act of the State of Delaware, any Delaware Governmental Authority, is required to be obtained by the Company or any Guarantor in connection with (a) its valid execution and delivery of, and performance of its obligations under, the Loan Documents to which it is a party, or (b) with respect to the Company, the borrowings and each other extension of credit under the Agreement.

         4. The Agreement has been duly executed and delivered by the Company, the Guaranty Agreement has been duly executed and delivered by the Group I Guarantors, and each Note, when delivered under the Agreement by the Company, will have been duly executed and delivered by the Company. The Agreement and the Guaranty Agreement constitute, and each Note, when delivered under the Agreement by the Company, will constitute, legal, valid and binding obligations of the Company and the Group I Guarantors, as the case may be, enforceable against the Company and the Group I Guarantors in accordance with their respective terms, except that (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law, and (b) the enforceability of Section 9.09(c) of the Agreement and Section 4.11 of the Guaranty Agreement is subject to the discretion of the United States federal or New York State courts with respect to venue, as provided in 28 U.S.C. Section 1404(a) and New York CPLR Section 510, respectively.

         5. To the best of our knowledge, (a) there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any Subsidiary of the Company) pending or threatened against the Company or any Subsidiary at law or in equity or before or by any Governmental Authority in the United States or any constituent state, territory or possession thereof, which challenge the validity or enforceability of any Loan Document, or which, if determined adversely to the Company, would impair the ability of the Company or any Guarantor to perform its obligations under the Loan Documents to which it is a party, and (b) neither the Company nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority in the United States or any constituent state, territory or possession thereof, which default could reasonably be expected to result in a Material Adverse Effect.

         6. To the best of our knowledge, the Company is not engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board), or extending credit for the purpose of purchasing or carrying margin stock.

         7. None of the Company, or any Person Controlling the Company, or any Subsidiary (a) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (b) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         8. The execution, delivery and performance of the Guaranty Agreement by each of the Group II Guarantors do not and will not conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under, (a) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument listed in Exhibit I to this opinion, or (b) to the best of our knowledge, any order, injunction, writ or decree of any United States federal or New York State Governmental Authority or arbitral forum to which any Group II Guarantor or its property is expressly subject, or (c) violate any law, rule or regulation of the United States of America, the State of New York, or the General Corporation Law or the Limited Liability Company Act of the State of Delaware.

         9. The Guaranty Agreement, which in Section 4.10 provides that it is governed by New York law, constitutes a legal, valid and binding obligation of each Group II Guarantor, enforceable against it in accordance with the terms of the Guaranty

Agreement, except that (a) enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law, and (b) the enforceability of Section 4.11 of the Guaranty Agreement is subject to the discretion of the United States federal or New York State courts with respect to venue, as provided in 28 U.S.C. Section 1404(a) and New York CPLR Section 510, respectively. In rendering this opinion, we have assumed, with your permission, that (a) each of the Group II Guarantors is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) each of the Group II Guarantors has all requisite corporate power and authority to execute and deliver the Guaranty Agreement and to perform its obligations thereunder, and (c) the Guaranty Agreement has been duly authorized, executed and delivered by the Group II Guarantors.

                                                     Very truly yours,

                                    EXHIBIT I

             Documents described in Item 601(b)(2) of Regulation S-K

1. Stock Purchase Agreement dated February 14, 2002, by and between Pall Corporation (the "Company") and United States Filter Corporation.

2. Amendment dated April 24, 2002, to Stock Purchase Agreement dated February 14, 2002, by and between the Company and United States Filter Corporation.

           Document described in Item 601(b)(4)(ii) of Regulation S-K

3. Indenture dated as of August 1, 2002, by and among the Company as Issuer, the Guarantors named therein, as Guarantors, and The Bank of New York, as Trustee, relating to the Company's 6% Senior Notes due 2012.

          Documents described in Item 601(b)(4)(iii) of Regulation S-K

4. Amended and Restated Term Note dated as of June 20, 2005, made by the Company, payable to Bank of America, N.A., as amended through the date hereof.

5. Note Purchase Agreement dated as of July 28, 2000, among the Company and the Purchasers Identified therein, relating to the Company's 7.83% Senior Notes due 2010.

            Documents described in Item 601(b)(10) of Regulation S-K

6. Employment Agreement dated January 21, 2004, between the Company and Eric Krasnoff, as amended effective July 19, 2005.

7.       Employment Agreement dated May 1, 2003, between the Company and Marcus
         Wilson.

8. Employment Agreement dated November 15, 2001, between the Company and Donald B. Stevens.

9. Employment Agreement dated November 15, 2001, between the Company and Steven Chisolm.

10.      Employment Agreement dated May 1, 2003, between the Company and Andrew
         Denver.

11. Employment Agreement dated November 15, 2001, between the Company and John Miller.

12. Employment Agreement dated June 6, 2003, between the Company and Roberto Perez.

13. Employment Agreement dated November 15, 2001, between the Company and Reed Sarver.

14. Employment Agreement dated April 8, 2002, between the Company and Gregory Scheessele.

15. Employment Agreement dated August 1, 2004, between the Company and James R. Western, Jr.

16. Service Agreement dated March 1, 2002, between Pall Europe Limited and Neil MacDonald.

17. Service Contract dated February 26, 2001, between Pall Deutschland GmbH Holding and Heinz Ulrich Hensgen.

18. Pall Corporation Supplementary Profit-Sharing Plan, as amended effective July 19, 2005.

19. Pall Corporation Profit-Sharing Plan as amended and restated as of July 1, 1998.

20. Pall Corporation Profit-Sharing Plan amended pursuant to provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001.

21. Pall Corporation Supplementary Pension Plan as amended and restated July 17, 2001.

22. Pall Corporation 2004 Executive Incentive Bonus Plan, as amended effective July 19, 2005.

23.      Pall Corporation 1991 Stock Option Plan, as amended effective April 17,
         2002.

24.      Pall Corporation 1993 Stock Option Plan, as amended effective April 17,
         2002.

25.      Pall Corporation 1995 Stock Option Plan, as amended effective April 17,
         2002.

26.      Pall Corporation 1998 Stock Option Plan, as amended effective April 17,
         2002.

27. Pall Corporation 2005 Stock Compensation Plan, as amended effective July 19, 2005.

28. Form of Notice of Grant of Restricted Stock Units under the Pall 2005 Stock Compensation Plan.

29. Form of Notice of Grant of Annual Award Units under the Pall Corporation 2005 Stock Compensation Plan.

30. Pall Corporation Stock Option Plan for Non-Employee Directors, as amended effective November 19, 1998.

31. Pall Corporation 2001 Stock Option Plan for Non-Employee Directors, as amended September 17, 2004.

32. Pall Corporation Management Stock Purchase Plan, as amended effective July 19, 2005.

33. Pall Corporation Employee Stock Purchase Plan, as amended effective October 17, 2004.

34.      Principal Rules of the Pall Supplementary Pension Scheme.

35. Pall Deutschland GmbH Holding, Concept of an Additional Pension Plan for Senior Executives.

                           FORM OF GUARANTY AGREEMENT


                  This GUARANTY AGREEMENT dated as of July 29, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Guaranty"), is made by each Subsidiary of PALL CORPORATION, a New York corporation (the "Borrower"), from time to time party hereto, in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (together with its successor(s) thereto in such capacity, the "Administrative Agent") for the Lenders under the Five-Year Credit Agreement dated as of July 29, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders party thereto, the Administrative Agent and JPMorgan Europe Limited, as London Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction set forth in
Section 1.03, 1.04 and 1.05 of the Credit Agreement shall apply to this Guaranty.

                              W I T N E S S E T H :

                  WHEREAS pursuant to the Credit Agreement, the Lenders have extended Commitments to the Borrower; and

                  WHEREAS as a condition precedent to the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit under the Credit Agreement, each Subsidiary Loan Party is required to execute and deliver this Guaranty.

                  NOW, THEREFORE, each Subsidiary Loan Party jointly and severally agrees, for the benefit of each Lender and Agent, as follows:

                                    ARTICLE I

                               GUARANTY PROVISIONS

                  SECTION 1.01. Guaranty. Each Subsidiary Loan Party hereby jointly and severally absolutely, unconditionally and irrevocably:

                  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in Sections 7.01(f) or (g) of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, Unreimbursed Amounts, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and

         506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)); and

                  (b) indemnifies and holds harmless each Lender and Agent for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender or Agent in enforcing any rights under this Guaranty.

provided, however, that each Subsidiary Loan Party shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Subsidiary Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Subsidiary Loan Party specifically agrees that it shall not be necessary or required that any Lender or Agent exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Loan Party or any other Person before or as a condition to the obligations of such Subsidiary Loan Party hereunder.

                  SECTION 1.02. Reinstatement, etc. Each Subsidiary Loan Party hereby jointly and severally agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by any Lender or Agent, including upon the occurrence of any Default set forth in Sections 7.01(f) or (g) of the Credit Agreement or otherwise, all as though such payment had not been made.

                  SECTION 1.03. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the all the Commitments have been terminated and all the Obligations have been indefeasibly paid in full. Each Subsidiary Loan Party jointly and severally guarantees that the Obligations will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or Agent with respect thereto. The liability of each Subsidiary Loan Party under this Guaranty shall be joint and several, absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of any Loan Document;

                  (b) the failure of any Lender or Agent:

                      (i) to assert any claim or demand or to enforce any right
              or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or

                      (ii) to exercise any right or remedy against any other
              guarantor (including any Subsidiary Loan Party) of any Obligations;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, any other extension, compromise or renewal of any Obligations, or any increase in the amount of any Obligations;

                  (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Subsidiary Loan Party hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

                  (f) any addition, exchange or release of any Person that is (or will become) a guarantor (including a Subsidiary Loan Party hereunder) of the Obligations, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Lender or Agent guaranteeing any of the Obligations; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any guarantor.

                  SECTION 1.04. Setoff. Each Subsidiary Loan Party hereby irrevocably authorizes the Administrative Agent and each Lender, without the requirement that any notice be given to such Subsidiary Loan Party (such notice being expressly waived by each Subsidiary Loan Party), upon the occurrence and during the continuance of any Default described in Section 7.01(f) or (g) of the Credit Agreement or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, to setoff and appropriate and apply to the payment of the Obligations (whether or not then due, and whether or not any Lender or Agent has made any demand for payment of the Obligations), any and all balances, claims, credits, deposits (general or special, time or demand, provisional or final), accounts or money of such Subsidiary Loan Party then or thereafter maintained with such Lender or Agent; provided, however, that any such appropriation and application shall be subject to the provisions of Section 2.18(c) of the Credit Agreement. Each Lender Party agrees to notify the applicable Subsidiary Loan Party and the Administrative Agent after any such setoff and application made by such Lender; provided further, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender or Agent under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender or Agent may have.

                  SECTION 1.05. Waiver, etc. Each Subsidiary Loan Party hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that any Lender or Agent exhaust any right or take any action against any Loan Party or any other Person (including any other guarantor) or entity, as the case may be.

                  SECTION 1.06. Postponement of Subrogation, etc. Each Subsidiary Loan Party agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall any Subsidiary Loan Party seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made under any Loan Document or otherwise, until following the termination of all the Commitments and the indefeasible repayment in full of all the Obligations. Any amount paid to any Subsidiary Loan Party on account of any such subrogation rights prior to the termination of all the Commitments and the indefeasible repayment in full of all the Obligations shall be held in trust for the benefit of the Lenders and Agents and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Lenders and Agents in the exact form received by such Subsidiary Loan Party (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 1.07 hereof; provided, however, that if any Subsidiary Loan Party has made payment to the Lenders and Agents of all of the Obligations and all the Commitments have been terminated, then at such Subsidiary Loan Party's request, the Administrative Agent (on behalf of the Lenders and Agents) will, at the expense of such Subsidiary Loan Party, execute and deliver to such Subsidiary Loan Party appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Subsidiary Loan Party of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the termination of all the Commitments and the indefeasible repayment in full of all the Obligations, each Subsidiary Loan Party shall refrain from taking any action or commencing any proceeding against any Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Lender or Agent.

                  SECTION 1.07. Payments; Application. Each Subsidiary Loan Party hereby agrees with each Lender or Agent as follows:

                  (a) Each Subsidiary Loan Party agrees that any payment of any Obligation made hereunder shall be made in the currency in which payment is required to be made on such Obligation under the Credit Agreement and shall be made to the Administrative Agent, without setoff, counterclaim or other defense and in accordance with Section
         2.10 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Subsidiary Loan Party hereby agreeing to comply with and be bound by the provisions of Section 2.10 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Section are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided, that references to the "Borrower" in such Sections shall be deemed to be references to each Subsidiary Loan Party, and references to "this Agreement" in such Section shall be deemed to be references to this Guaranty.

                  (b) All payments made hereunder shall be applied upon receipt:

                  (i) first, to the payment of all Obligations owing to the Administrative Agent, in its capacity as the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent);

                  (ii) second, after payment in full in cash of the amounts specified in clause (b)(i), to the ratable payment of all interest and fees owing with respect to the Loans and Letters of Credit and all costs and expenses owing to the Lenders and Agents pursuant to the terms of the Credit Agreement, until paid in full in cash;

                  (iii) third, after payment in full in cash of the amounts specified in clauses (b)(i) and (b)(ii), to the ratable payment of the principal amount of the Loans then outstanding, the aggregate Unreimbursed Amounts then owing and the Cash Collateralization for contingent liabilities under LC Exposure and Unreimbursed Amounts;

                  (iv) fourth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iii), to the ratable payment of all other Obligations owing to the Lenders and Agent; and

                  (v) fifth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iv) and following the termination of all the Commitments and the indefeasible repayment in full of all the Obligations, to each applicable Subsidiary Loan Party or any other Person lawfully entitled to receive such surplus.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders, the Issuing Bank and the Agents to enter into the Credit Agreement and make Loans and issue, amend, renew or extend Letters of Credit thereunder, each Subsidiary Loan Party represents and warrants to each Lender and Agent as set forth below.

                  SECTION 2.01. Credit Agreement Representations and Warranties. The representations and warranties contained in Article III of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to any Subsidiary Loan Party and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Article.

                  SECTION 2.02. Financial Condition, etc. Each Subsidiary Loan Party has knowledge of each other Loan Party's financial condition and affairs and it has adequate means to obtain from each such Loan Party on an ongoing basis information relating thereto and to such Loan Party's ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Subsidiary Loan Party acknowledges and agrees that the Lenders and the Agents shall have no obligation to investigate the financial condition or affairs of any Loan Party for the benefit of such Subsidiary Loan Party nor to advise such Subsidiary Loan Party of any fact respecting, or any change in, the financial condition or affairs of any other Loan Party that might become known to any Lender or Agent at any time, whether or not such Lender or Agent knows or believes or has reason to know or believe that any such fact or change is unknown to such Subsidiary Loan Party, or might (or does) materially increase the risk of such Subsidiary Loan Party as guarantor, or might (or would) affect the willingness of such Subsidiary Loan Party to continue as a guarantor of the Obligations.

                  SECTION 2.03. Best Interests. It is in the best interests of each Subsidiary Loan Party to execute this Guaranty inasmuch as such Subsidiary Loan Party will, as a result of being a Subsidiary of the Borrower, derive substantial direct and indirect benefits from the Loans made from time to time to the Borrower by the Lenders and the Letters or Credit issued, amended, renewed or extended by the Issuing Bank pursuant to the Credit Agreement, and each Subsidiary Loan Party agrees that the Lenders, the Issuing Bank and the Agents are relying on this representation in agreeing to make Loans and issue, amend, renew or extend Letters of Credit to the Borrower.

                                   ARTICLE III

                                 COVENANTS, ETC.

                  Each Subsidiary Loan Party covenants and agrees that, at all times prior to the termination of all of the Commitments and the indefeasible repayment in full of all of the Obligations, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Articles V and VI and Section 7.01(f) and (g) of the Credit Agreement) which are applicable to such Subsidiary Loan Party or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

                  SECTION 4.01. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article IX thereof.

                  SECTION 4.02. Binding on Successors. This Guaranty shall remain in full force and effect until the termination of all the Commitments and the indefeasible repayment in full of all of the Obligations, shall be jointly and severally binding upon each Subsidiary Loan Party and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender and Agent and its successors, transferees and assigns; provided, however, that no Subsidiary Loan Party may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.

                  SECTION 4.03. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Subsidiary Loan Party from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 9.02 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 4.04. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party in accordance with Section
9.01 of the Credit Agreement (in the case of any Subsidiary Loan Party, in care of the Borrower).

                  SECTION 4.05. Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a "Subsidiary Loan Party" hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a "Subsidiary Loan Party" hereunder. The execution and delivery of such supplement shall not require the consent of any other Subsidiary Loan Party hereunder, and the rights and obligations of each Subsidiary Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Loan Party as a party to this Guaranty.

                  SECTION 4.06. Release of Guarantor. Upon the termination of all Commitments and the indefeasible repayment in full of all Obligations, this Guaranty and all obligations of each Subsidiary Loan Party hereunder shall terminate, without delivery of any instrument or performance of any act by any party. In addition, at the request of the Borrower, and at the sole expense of the Borrower, a Subsidiary Loan Party shall be released from its obligations hereunder under the circumstances contemplated by the Credit Agreement.

                  SECTION 4.07. No Waiver; Remedies. In addition to, and not in limitation of, Sections 1.03 and 1.05, no failure on the part of any Lender or Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 4.08. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

                  SECTION 4.09. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

                  SECTION 4.10. Governing Law; Entire Agreement, etc. THIS GUARANTY WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Guaranty and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

                  SECTION 4.11. Forum Selection And Consent To Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS OR ANY SUBSIDIARY LOAN PARTY IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH SUBSIDIARY LOAN PARTY HEREBY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 4.04. EACH SUBSIDIARY LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY SUBSIDIARY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF, SUCH SUBSIDIARY LOAN PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT

PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

                  SECTION 4.12. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT (ON BEHALF OF ITSELF, EACH LENDER AND THE LONDON AGENT) AND EACH SUBSIDIARY LOAN PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY AGENT, LENDER OR SUBSIDIARY LOAN PARTY IN CONNECTION THEREWITH. EACH SUBSIDIARY LOAN PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY)AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH AGENT AND EACH LENDER ENTERING INTO THE LOAN DOCUMENTS.

                  SECTION 4.13. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

                  IN WITNESS WHEREOF, each Subsidiary Loan Party has caused this Guaranty to be duly executed and delivered by its Responsible Officer as of the date first above written.

                                    GELMAN SCIENCES, INC.

                                    MEDSEP CORPORATION

                                    MEMTEC FINANCE, INC.

                                    PALL ACQUISITION LLC

                                    PALL AEROPOWER CORPORATION

                                    PALL BIOMEDICAL, INC.

                                    PALL INTERNATIONAL CORPORATION

                                    PALL PUERTO RICO, INC.

                                    PALL-PASS US, INC.

                                    PALL FILTRATION AND SEPARATIONS GROUP INC.

                                    RUSSELL ASSOCIATES INC.

                                    PALL INDUSTRIAL MEMBRANES LLC,

                                       by

                                            ------------------------------------
                                            Lisa McDermott, Responsible
                                            Officer of each of the foregoing
                                            Subsidiary Loan Parties

ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE LENDERS AND THE LONDON AGENT

JPMORGAN CHASE BANK, N.A., as
  Administrative Agent

     by

            -----------------------------
            Name:
            Title:

                                                                         ANNEX I
                                                       TO THE GUARANTY AGREEMENT

                  THIS SUPPLEMENT dated as of [ ] (this "Supplement"), is to the Guaranty Agreement, dated as of July 29, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Guaranty"), among the Subsidiary Loan Parties (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in the Guaranty) from time to time party thereto, in favor of JPMorgan Chase Bank, N.A., as administrative agent (together with its successor(s) thereto in such capacity, the "Administrative Agent") for each of the Lenders and the Agents.

                                   WITNESSETH:

                  WHEREAS pursuant to the provisions of Section 4.05 of the Guaranty, each of the undersigned is becoming a Subsidiary Loan Party under the Guaranty; and

                  WHEREAS each of the undersigned desires to become a "Subsidiary Loan Party" under the Guaranty in order to induce the Lenders, the Issuing Bank and the Agents to continue to make Loans or to issue, amend, renew or extend Letters of Credit under the Credit Agreement.

                  NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), each of the undersigned agrees, for the benefit of each Lender and Agent, as follows.

                  SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below, each of the undersigned hereby irrevocably agrees to become a Subsidiary Loan Party under the Guaranty with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Subsidiary Loan Party and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Loan Party thereunder are true and correct as of the date hereof. In furtherance of the foregoing, each reference to a "Subsidiary Loan Party" and/or "Subsidiary Loan Parties" in the Guaranty shall be deemed to include each of the undersigned.

                  SECTION 2. Representations. Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.

                  SECTION 3. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

                  SECTION 4. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Guaranty.


                                       C-1
                           Form of Guaranty Agreement

                  SECTION 5. Indemnity; Fees and Expenses, etc. Without limiting the provisions of any other Loan Document, each of the undersigned agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Supplement, including reasonable attorney's fees and expenses of the Administrative Agent's counsel.

                  SECTION 6. Governing Law; Entire Agreement, etc. THIS SUPPLEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Supplement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

                  SECTION 7. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered by its Responsible Officer as of the date first above written.

                                     [NAME OF ADDITIONAL SUBSIDIARY],
                                          by

                                                     ---------------------------
                                                     Name:
                                                     Title:


ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE CREDIT PARTIES:


JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

     By

            -----------------------------
            Name:
            Title:

                                                                       EXHIBIT D

                                  RESERVE COSTS

1. The Mandatory Costs Rate is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Costs Rate will be calculated by the Administrative Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Borrowing) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from an office of such Lender in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4. The Additional Cost Rate for any Lender lending from a lending office in the United Kingdom will be calculated by the Administrative Agent as follows:

         (a) in relation to a Loan denominated in Pounds Sterling:

                  AB + C(B - D) + E x 0.01
                  ------------------------     percent per annum
                       100 - (A + C)

         (b) in relation to a Loan in any currency other than Pounds Sterling:

                  E x 0.01
                  --------   percent per annum
                    300

         Where:

         A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

         B is the percentage rate of interest (excluding the applicable interest rate margin under Section 2.13(a) or (b) and the Mandatory Costs Rate and, if the Loan is due


                                       D-1
                                  Reserve Costs
                  and unpaid, the additional rate of interest specified in
                  Section 2.13(d)) payable for the relevant Interest Period on the Loan.

         C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

         D is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

         E is designed to compensate Lenders for amounts payable under the Fees Rules and is the most recent rate of charge payable by the Administrative Agent to the Financial Services Authority pursuant to the Fee Rules in respect of the relevant financial year of the Financial Services Authority and expressed in pounds per (pound)1,000,000.

5. For the purposes of this Schedule:

         (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

         (b) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

         (c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

         (d) "Participating Member State" means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

         (e) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e., 5 percent will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a
         Lender:

         (a) the jurisdiction of its lending office; and

         (b) any other information that the Administrative Agent may reasonably require for such purpose.

         Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

8. The percentages of each Lender for the purpose of A and C above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

9. The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3 and 7 above is true and correct in all respects.

10. The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Costs Rate to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3 and 7 above.

11. Any determination by the Administrative Agent pursuant to this Exhibit in relation to a formula, the Mandatory Costs Rate, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

12. The Administrative Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties hereto any amendments which are required to be made to this Exhibit in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

                                                                       EXHIBIT E

                                  FORM OF NOTE

                                    [FORM OF]

                                 PROMISSORY NOTE


$[AMOUNT]                                                     New York, New York
                                                                          [DATE]


                  FOR VALUE RECEIVED, the undersigned, PALL CORPORATION, a New York corporation (the "Company"), hereby promises to pay to the order of [ ] (the "Lender") or its registered assigns, at the office of JPMorgan Chase Bank, N.A. (the "Administrative Agent") at 270 Park Avenue, New York, New York 10017, on the Maturity Date (as defined in the Five-Year Credit Agreement dated as of July 29, 2005 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Company, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and J. P. Morgan Europe Limited, as London Agent), the lesser of (a) the principal sum of [ ] ($[ ]) and (b) the aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement) made to the Company by the Lender pursuant to the Credit Agreement in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement.

                  The Company promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

                  The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                  All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof that shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Company under this Note.


                                       E-1
                                  Form of Note

                  This Note is given subject to the provisions of the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note is entitled to the benefit of the Credit Agreement and is guaranteed as provided therein and in the other Loan Documents (as defined in the Credit Agreement). This Note shall be governed by, and construed in accordance with, the laws of the State of New York.



                                    PALL CORPORATION,

                                       By

                                          -------------------------------------
                                          Name:
                                          Title:

                               LOANS AND PAYMENTS

  Date            Amount             Maturity      Principal       Interest              Unpaid          Name of Person
               and Type of             Date                                             Principal        Making Notation
                   Loan                                                              Balance of Note


                                                                       EXHIBIT F



                         FORM OF COMPLIANCE CERTIFICATE

                                       Financial Statement Date:_______ __, 20__


To: JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

                  Reference is made to that certain Credit Agreement, dated as of July [ ], 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Pall Corporation, a New York corporation (the "Borrower"), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank and Swingline Lender.

         The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the
Administrative Agent on the behalf of the Borrower, and that:

                  [Use following paragraph 1 for Fiscal Year-end financial statements]

         1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 5.01(a) of the Agreement for the Fiscal Year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

                  [Use following paragraph 1 for fiscal quarter-end financial statements]

         1. Attached hereto as Schedule 1. are the unaudited financial statements required by Section 5.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

         3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

                                  [SELECT ONE:]

         [THE BORROWER PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT.]

                                     --OR--

         [THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT AND ITS NATURE AND STATUS:]

         4. The representations and warranties of the Borrower contained in
Article III of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and
(b) of Section 3.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section
3.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

         5. The financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________________, __________.

                                      PALL CORPORATION


                                      By:
                                           ------------------------------------

                                      Name:
                                             ----------------------------------

                                      Title:
                                              ---------------------------------


                                       F-2
                         Form of Compliance Certificate

           For the Quarter/Year ended_______________("Statement Date")

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

I.      SECTION 6.03 - PRIORITY INDEBTEDNESS

        A. Priority Indebtedness as of the Statement Date:                    $
                                                                               -----------------------
        B. Consolidated Net Tangible Assets as of the Statement
           Date:                                                              $
                                                                               -----------------------
        C. 15% of Consolidated Net Tangible Assets as of the
           Statement Date (Line I.B (times) 15%):                             $
                                                                               -----------------------

II.     SECTION 6.11 (A) - CONSOLIDATED NET INTEREST COVERAGE RATIO.

        A. Consolidated EBITDA for four consecutive fiscal quarters ending on above date ("Subject Period"):

           1.    Consolidated Net Income (Net Loss) for Subject
                 Period:                                                      $
                                                                               -----------------------
           2.    Consolidated Interest Charges for Subject Period:            $
                                                                               -----------------------
           3.    Provision for income taxes for Subject Period:               $
                                                                               -----------------------
           4.    Depreciation expenses for Subject Period:                    $
                                                                               -----------------------
           5.    Amortization expenses for Subject Period:                    $
                                                                               -----------------------
           6.    Non-cash non-recurring charges or losses for
                 Subject Period:                                              $
                                                                               -----------------------
           7.    Non-cash non-recurring gains for Subject Period              $
                                                                               -----------------------
           8.    Income tax credits or refunds for Subject Period:            $
                                                                               -----------------------
           9.    Interest income for Subject Period:                          $
                                                                               -----------------------
           10.   Consolidated EBITDA (Lines II.Al + 2 + 3 + 4 +
                 5 + 6 - 7 - 8 - 9):                                          $
                                                                               -----------------------
        B. Consolidated Interest Charges for Subject Period
           less interest income earned by the Borrower and its
           Subsidiaries for Subject Period:                                   $
                                                                               -----------------------
        C. Consolidated Net Interest Coverage Ratio (Line II.A.10
           (divided by) Line II.B):                                           $                  to 1
                                                                               -----------------
           Minimum required:

III.    SECTION 6.11(B) - CONSOLIDATED NET LEVERAGE RATIO.

        A. Consolidated Funded Indebtedness at Statement Date:                $
                                                                               -----------------------
        B. Consolidated EBITDA for Subject Period (Line II.A.10
           above):                                                            $
                                                                               -----------------------
        C. Consolidated Leverage Ratio (Line III.A (divided by) Line III.B):  $                   to 1
                                                                               ------------------
           Maximum permitted:


                                       F-3
                         Form of Compliance Certificate

           For the Quarter/Year ended_______________("Statement Date")

                                   SCHEDULE 3
                          to the Compliance Certificate
                                  ($ in 000's)

                               CONSOLIDATED EBITDA
            (in accordance with the definition of Consolidated EBITDA
                         as set forth in the Agreement)

--------------------------------------------------------------------------------------------------------------------
                                 Quarter Ended   Quarter Ended    Quarter Ended    Quarter Ended    Twelve Months
  CONSOLIDATED                                                                                          Ended
  EBITDA                           __________      __________      __________       __________       __________
--------------------------------------------------------------------------------------------------------------------
  Consolidated
  Net Income
--------------------------------------------------------------------------------------------------------------------
  + Consolidated Interest
    Charges
--------------------------------------------------------------------------------------------------------------------
  + income taxes
--------------------------------------------------------------------------------------------------------------------
  + depreciation expense
--------------------------------------------------------------------------------------------------------------------
  + amortization expense
--------------------------------------------------------------------------------------------------------------------
  + non-cash non-recurring
    charges and losses
--------------------------------------------------------------------------------------------------------------------
  - non-cash non-recurring gains
--------------------------------------------------------------------------------------------------------------------
  - income tax credits and
  refunds
--------------------------------------------------------------------------------------------------------------------
  - interest income
--------------------------------------------------------------------------------------------------------------------
  = Consolidated EBITDA
--------------------------------------------------------------------------------------------------------------------


                                       F-4
                         Form of Compliance Certificate